                                                                       EXHIBIT 1



                          LOAN AND SECURITY AGREEMENT

                           Dated as of June 23, 1998

                                     Among

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                 as the Lenders
                                 --------------

                                      and

                       BANKAMERICA BUSINESS CREDIT, INC.

                                  as the Agent
                                  ------------

                    DEUTSCHE FINANCIAL SERVICES CORPORATION

                          as the Administrative Agent
                          ---------------------------

                                      and

                               AGRIBIOTECH, INC.
                                 AND ALL OTHER
                         BORROWERS WHO ARE PARTY HERETO

                                as the Borrowers
                                ----------------


                               TABLE OF CONTENTS
                               -----------------

ARTICLE 1
     INTERPRETATION OF THIS AGREEMENT.....................................     -1-
     1.1  Definitions.....................................................     -1-
     1.2  Accounting Terms................................................    -28-
     1.3  Interpretive Provisions.........................................    -28-

ARTICLE 2

     LOANS AND LETTERS OF CREDIT..........................................    -29-
     2.1  Total Facility..................................................    -29-
     2.2  Revolving Loans.................................................    -30-
     2.3  RESERVED........................................................    -36-
     2.4  Letters of Credit...............................................    -36-
     2.5  ACH Transactions................................................    -42-

ARTICLE 3

     INTEREST AND FEES....................................................    -43-
     3.1  Interest........................................................    -43-
     3.2  Conversion and Continuation Elections...........................    -44-
     3.3  Maximum Interest Rate...........................................    -45-
     3.4  Closing Fee.....................................................    -46-
     3.5  Unused Line Fee.................................................    -46-
     3.6  Letter of Credit Fee............................................    -46-

ARTICLE 4

     PAYMENTS AND PREPAYMENTS.............................................    -46-
     4.1  Revolving Loans.................................................    -46-
     4.2  Termination of Facility.........................................    -47-
     4.3  RESERVED........................................................    -47-
     4.4  RESERVED........................................................    -47-
     4.5  RESERVED........................................................    -47-
     4.6  Payments by the Borrower........................................    -48-
     4.7  Payments as Revolving Loans.....................................    -48-
     4.8  Apportionment, Application and Reversal of
          Payments........................................................    -48-
     4.9  Indemnity for Returned Payments.................................    -49-


     4.10 Agent's and Lenders' Books and Records; Monthly
          Statements......................................................    -50-

ARTICLE 5

     TAXES, YIELD PROTECTION AND ILLEGALITY...............................    -50-
     5.1  Taxes...........................................................    -50-
     5.2  Illegality......................................................    -51-
     5.3  Increased Costs and Reduction of Return.........................    -52-
     5.4  Funding Losses..................................................    -52-
     5.5  Inability to Determine Rates....................................    -53-
     5.6  Certificates of Lenders.........................................    -53-
     5.7  Survival........................................................    -53-

ARTICLE 6

     COLLATERAL...........................................................    -53-
     6.1   Grant of Security Interest.....................................    -53-
     6.2   Perfection and Protection of Security Interest.................    -54-
     6.3   Location of Collateral.........................................    -55-
     6.4   Title to, Liens on, and Sale and Use of
           Collateral.....................................................    -56-
     6.5   Appraisals.....................................................    -56-
     6.6   Access and Examination; Confidentiality........................    -56-
     6.7   Collateral Reporting...........................................    -58-
     6.8   Accounts.......................................................    -59-
     6.9   Collection of Accounts; Payments...............................    -60-
     6.10  Inventory; Perpetual Inventory.................................    -61-
     6.11  Equipment......................................................    -62-
     6.12  Assigned Contracts.............................................    -62-
     6.13  Documents, Instruments, and Chattel Paper......................    -63-
     6.14  Right to Cure..................................................    -63-
     6.15  Power of Attorney..............................................    -63-
     6.16  The Agent's and Lenders' Rights, Duties and
           Liabilities....................................................    -64-

ARTICLE 7

     BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES....................    -64-
     7.1   Books and Records..............................................    -64-
     7.2   Financial Information..........................................    -65-
     7.3   Notices to the Lenders.........................................    -68-


ARTICLE 8

     GENERAL WARRANTIES AND REPRESENTATIONS...............................    -70-
     8.1   Authorization, Validity, and Enforceability of this
           Agreement and the Loan Documents...............................    -70-
     8.2   Validity and Priority of Security Interest.....................    -71-
     8.3   Organization and Qualification.................................    -71-
     8.4   Corporate Name; Prior Transactions.............................    -71-
     8.5   Subsidiaries and Affiliates....................................    -71-
     8.6   Financial Statements and Projections...........................    -71-
     8.7   Capitalization.................................................    -72-
     8.8   Solvency.......................................................    -72-
     8.9   Debt...........................................................    -72-
     8.10  Distributions..................................................    -72-
     8.11  Title..........................................................    -72-
     8.12  Real Estate; Leases............................................    -72-
     8.13  Proprietary Rights.............................................    -73-
     8.14  Trade Names....................................................    -73-
     8.15  Litigation.....................................................    -73-
     8.16  Restrictive Agreements.........................................    -73-
     8.17  Labor Disputes.................................................    -73-
     8.18  Environmental Laws.............................................    -74-
     8.19  No Violation of Law............................................    -74-
     8.20  No Default.....................................................    -74-
     8.21  ERISA Compliance...............................................    -74-
     8.22  Taxes..........................................................    -75-
     8.23  Regulated Entities.............................................    -75-
     8.24  Use of Proceeds; Margin Regulations............................    -75-
     8.25  Copyrights, Patents, Trademarks and Licenses, etc..............    -75-
     8.26  No Material Adverse Change.....................................    -75-
     8.27  Full Disclosure................................................    -76-
     8.28  Material Agreements............................................    -76-
     8.29  Bank Accounts..................................................    -76-
     8.30  Governmental Authorization.....................................    -76-

ARTICLE 9

     AFFIRMATIVE AND NEGATIVE COVENANTS...................................    -76-
     9.1   Taxes and Other Obligations....................................    -76-
     9.2   Corporate Existence and Good Standing..........................    -77-
     9.3   Compliance with Law and Agreements; Maintenance of
           Licenses.......................................................    -77-


     9.4   Maintenance of Property........................................    -77-
     9.5   Insurance......................................................    -77-
     9.6   Negative Pledge................................................    -78-
     9.7   Environmental Laws.............................................    -79-
     9.8   Compliance with ERISA..........................................    -79-
     9.9   Mergers, Consolidations or Sales...............................    -79-
     9.10  Distributions; Capital Change; Restricted
           Investments....................................................    -79-
     9.11  Transactions Affecting Collateral or Obligations...............    -80-
     9.12  Guaranties.....................................................    -80-
     9.13  Debt...........................................................    -80-
     9.14  Prepayment.....................................................    -80-
     9.15  Transactions with Affiliates...................................    -80-
     9.16  Investment Banking and Finder's Fees...........................    -81-
     9.17  Business Conducted.............................................    -81-
     9.18  Liens..........................................................    -81-
     9.19  New Subsidiaries...............................................    -81-
     9.20  Fiscal Year....................................................    -82-
     9.21  Debt Ratio.....................................................    -82-
     9.22  Fixed Charge Coverage Ratio....................................    -82-
     9.23  Partial Transfer of Intellectual Property......................    -82-
     9.24  Total Transfer of Intellectual Property........................    -82-
     9.25  Use of Proceeds................................................    -83-
     9.26  Further Assurances.............................................    -83-

ARTICLE 10

     CONDITIONS OF LENDING................................................    -83-
     10.1  Conditions Precedent to Making of Loans on the Closing
           Date...........................................................    -83-
     10.2  Conditions Precedent to Each Loan..............................    -85-

ARTICLE 11

     DEFAULT; REMEDIES....................................................    -86-
     11.1   Events of Default.............................................    -86-
     11.2   Remedies......................................................    -88-

ARTICLE 12

     TERM AND TERMINATION.................................................    -90-
     12.1   Term and Termination..........................................    -90-


ARTICLE 13
     AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS;
     SUCCESSORS...........................................................    -91-
     13.1   No  Waivers Cumulative Remedies...............................    -91-
     13.2   Amendments and Waivers........................................    -91-
     13.3   Assignments; Participations...................................    -92-
     13.4   Joining Borrowers.............................................    -94-

ARTICLE 14

     THE AGENT............................................................    -94-
     14.1  Appointment and Authorization..................................    -94-
     14.2  Delegation of Duties...........................................    -95-
     14.3  Liability of Agent.............................................    -95-
     14.4  Reliance by Agent..............................................    -96-
     14.5  Notice of Default..............................................    -96-
     14.6  Credit Decision................................................    -97-
     14.7  Indemnification................................................    -98-
     14.8  Agent in Individual Capacity...................................    -98-
     14.9  Successor Agent................................................    -98-
     14.10 Withholding Tax................................................    -99-
     14.11 Collateral Matters.............................................   -100-
     14.12 Restrictions on Actions by Lenders; Sharing of
           Payments.......................................................   -101-
     14.13 Agency for Perfection..........................................   -102-
     14.14 Payments by Agent to Lenders...................................   -102-
     14.15 Concerning the Collateral and the Related Loan
           Documents......................................................   -102-
     14.16 Field Audit and Examination Reports; Disclaimer
           by Lenders.....................................................   -103-

ARTICLE 15

     MISCELLANEOUS........................................................   -104-
     15.1  Cumulative Remedies; No Prior Recourse to
           Collateral.....................................................   -104-
     15.2  Severability...................................................   -104-
     15.3  Governing Law; Choice of Forum; Service of Process;
           Jury Trial Waiver..............................................   -104-
     15.4  WAIVER OF JURY TRIAL...........................................   -105-
     15.5  Survival of Representations and Warranties.....................   -105-
     15.6  Other Security and Guaranties..................................   -105-


     15.7  Fees and Expenses..............................................   -106-
     15.8  Notices........................................................   -107-
     15.9  Waiver of Notices..............................................   -107-
     15.10 Binding Effect.................................................   -108-
     15.11 Indemnity of the Agent and the Lenders by the
           Borrower.......................................................   -108-
     15.12 Limitation of Liability........................................   -109-
     15.13 Final Agreement................................................   -109-
     15.14 Counterparts...................................................   -109-
     15.15 Captions.......................................................   -109-
     15.16 Right of Setoff................................................   -109-
     15.17 Joint and Several Liability....................................   -110-
     15.18 Contribution and Indemnification among the
           Borrowers......................................................   -111-
     15.19 Agency of ABT for each other Borrower..........................   -112-

                             EXHIBITS AND SCHEDULES
                             ----------------------


EXHIBIT A - LIST OF BORROWERS

EXHIBIT B - FORM OF BORROWING BASE CERTIFICATE

EXHIBIT C - FINANCIAL STATEMENTS

EXHIBIT D - LIST OF CLOSING DOCUMENTS

EXHIBIT E - [FORM OF] NOTICE OF BORROWING

EXHIBIT F - [FORM OF] NOTICE OF CONVERSION/CONTINUATION

EXHIBIT G - [FORM OF] ASSIGNMENT AND ACCEPTANCE AGREEMENT

EXHIBIT H - [FORM OF] JOINDER AGREEMENT

EXHIBIT I - LIST OF KEY LOCATIONS


Schedule 1.1 - Assigned Contracts
Schedule 6.3 - Locations of Collateral
Schedule 8.3 - Organization and Qualification
Schedule 8.4 - Prior Names of Borrowers
Schedule 8.5 - Subsidiaries and Affiliates
Schedule 8.7 - Capitalization
Schedule 8.9 - Debt
Schedule 8.12 - Premises/Property
Schedule 8.13 - Proprietary Rights
Schedule 8.14 - Trade Names
Schedule 8.15 - Litigation
Schedule 8.17 - Labor Disputes
Schedule 8.18 - Environmental Laws
Schedule 8.21 - ERISA
Schedule 8.28 - Material Agreements
Schedule 8.29 - Bank Accounts

                          LOAN AND SECURITY AGREEMENT

      Loan and Security Agreement, dated as of June 23, 1998, among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), BankAmerica Business Credit, Inc., a Delaware corporation ("BABC") with offices at 55 South Lake Avenue, Suite 900, Pasadena, California 91101, as agent for the Lenders (in its capacity as agent, the "Agent") and at 40 East 52nd Street, 2nd Floor, New York, New York 10022, Deutsche Financial Services Corporation ("DFSC"), with offices at 3225 Cumberland Boulevard, Suite 700, Atlanta, Georgia 30339 (in its capacity as administrative agent, the "Administrative Agent"), and AgriBioTech, Inc., a Nevada corporation, with offices at 120 Corporate Park Drive, Henderson, Nevada, together with all other entities who are or may become Borrowers under this Agreement (such entities being referred to hereinafter each individually as a "Borrower" and collectively as the "Borrowers").

                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, the Borrowers have requested the Lenders to make available to the Borrowers a revolving line of credit for loans and letters of credit in an amount not to exceed $100,000,000 which extensions of credit the Borrowers will use for their working capital needs and general business purposes;

     WHEREAS, the Lenders have agreed to make available to the Borrowers a revolving credit facility upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, and the Borrowers hereby agree as follows.

                                   ARTICLE 1

                        INTERPRETATION OF THIS AGREEMENT
                        --------------------------------

      1.1  Definitions.  As used herein:
           -----------

          "ABT" means AgriBioTech, Inc., a Nevada corporation, and a Borrower
           ---
under this Agreement.

          "Accounts" means all of each Borrower's and Canadian Guarantor's now
           --------
owned or hereafter acquired or arising accounts, and any other rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

          "Account Debtor" means each Person obligated in any way on or in
           --------------
connection with an Account.

          "ACH Settlement Risk Reserve" means any and all reserves which the
           ---------------------------
Agent from time to time establishes, in its sole discretion, with respect to ACH Transactions.

          "ACH Transactions" means any cash management or related services
           ----------------
including the automatic clearing house transfer of funds by Bank of America for the account of any Borrower pursuant to agreement or overdrafts.

          "Adjusted Net Earnings from Operations" means, with respect to any
           -------------------------------------
fiscal period of the Borrowers and Canadian Guarantors, the Borrowers' and Canadian Guarantors' net income after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets;
(b) gain arising from any write-up in the book value of any asset; (c) earnings of any corporation, substantially all the assets of which have been acquired by any Borrower in any manner, to the extent realized by such other corporation prior to the "effective date" of acquisition; (d) earnings of any business entity in which any Borrower has an ownership interest unless (and only to the extent) such earnings shall actually have been received by such Borrower in the form of cash distributions such that cumulative earnings do not exceed cash distributions; (e) earnings of any Person to which assets of any Borrower shall have been sold, transferred or disposed of, or into which any Borrower shall have been merged, or which has been a party with any Borrower to any consolidation or other form of reorganization, prior to the date of such transaction unless such other Person is also a Borrower; (f) gain arising from the acquisition of debt or equity securities of any Borrower or from cancellation or forgiveness of Debt; and (g) gain arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction.

          "Affiliate" means, as to any Person, any other Person which, directly
           ---------
or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, five percent (5%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

          "Ag Lien Reserves" means any and all reserves which the Agent from
           ----------------
time to time establishes, in its sole discretion, for any liens or claims arising under the Food Security Act or as a result of any Borrower's or Canadian Guarantor's purchase of farm products, including seed.

          "Ag Liens" means Liens or claims arising under the Food Security Act
           --------
or as a result of any Borrower's or Canadian Guarantor's purchase of farm products, including seed.

          "Agent" means BankAmerica Business Credit, Inc., solely in its
           -----
capacity as agent for the Lenders, and any successor agent.

          "Agent Advances" has the meaning specified in Section 2.2(i).
           --------------                               --------------

          "Agent's Liens" means the Liens in the Collateral granted to the
           -------------
Agent, for the ratable benefit of the Lenders, BABC, and Agent pursuant to this Agreement and the other Loan Documents.

          "Agent-Related Persons" means the Agent and any successor agent,
           ---------------------
together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Aggregate Revolver Outstandings" means, at any time: the sum of (a)
           -------------------------------
the unpaid balance of Revolving Loans, (b) the aggregate amount of Pending Revolving Loans, (c) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit, and (d) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

          "Agreement" means this Loan and Security Agreement.
           ---------

          "Anniversary Date" means each anniversary of the Closing Date.
           ----------------

          "Applicable Margin" means, two and three-eighths percent (2.375%) with
           -----------------
respect to LIBOR Revolving Loans and one and one-eighth percent (1.125%) with respect to Base Rate Revolving Loans. Upon receipt by Agent of Borrowers' financial statements for the fiscal quarter ending June, 1998 and upon receipt of the financial statements for subsequent fiscal quarters thereafter, the Applicable Margin shall be adjusted as follows:

Fixed Charge Coverage Ratio       Applicable Margin for     Applicable Margin for
determined on a rolling four      LIBOR Revolving Loans   Base Rate Revolving Loans
                                  ---------------------   -------------------------
quarter basis:
--------------
Greater than or equal to (x) 1.75 to 1.0        2.00%    0.75%
 through the Fiscal Quarter ending June,
 1999 and (y) 2.0 to 1.0 thereafter

Less than (x) 1.75 to 1.0 through the          2.375%   1.125%
 Fiscal Quarter ending June, 1999 and (y)
 less than 2.0 to 1.0 thereafter

For the purpose of determining the Applicable Margin, Borrowers' Fixed Charge Coverage Ratio shall be determined based upon Borrowers' consolidated financial statements for the prior four quarters ending in March, June, September and December delivered to Agent, and any resulting change in the Applicable Margin, shall become effective (i) as to Base Rate Revolving Loans, as of the first day of the calendar month following the month in which such financial statements are delivered to Agent and (ii) as to LIBOR Revolving Loans, as of the date (on or after the effective date as referenced in clause (i) preceding) when any such
                                          ----------
LIBOR Revolving Loan is made, continued or converted, as the case may be.

          "Assigned Contracts" means, collectively, all of each Borrower's
           ------------------
rights and remedies under, and all moneys and claims for money due or to become due to any Borrower under those contracts set forth on Schedule 1.1, and any
                                                       ------------
other material contracts other than contracts pertaining to Fixed Assets, and any and all amendments, supplements, extensions, and renewals thereof including, without limitation, all rights and claims of the Borrower now or hereafter existing: (i) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (ii) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts ; (iii) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or
(iv) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

          "Assignee" has the meaning specified in Section 13.3(a).
           --------                               ---------------

          "Assignment and Acceptance" has the meaning specified in Section
           -------------------------                               -------
13.3(a).
-------

          "Attorney Costs" means and includes all reasonable fees, expenses and
           --------------
disbursements of any law firm or other external counsel engaged by the Agent, the allocated cost of internal legal services of the Agent, and all expenses and disbursements of internal counsel of the Agent with respect to entering into this Agreement.

          "Availability" means, at any time,
           ------------

             (a) the lesser of

                 (i) the Maximum Revolver Amount, or

                 (ii) the sum of (A) eighty-five percent (85%) of the Net Amount of Eligible Accounts (the "Accounts Advance Rate"), so long as the "Dilution Percentage", as hereinafter defined, does not exceed eight percent (8%) plus (B) sixty-five percent (65%) (the
                                ----
             "Inventory Advance Rate") of the value of Eligible Inventory; provided, that at no time shall the sum of outstanding Revolving
             --------
             Loans and Letters of Credit based upon the value of Eligible Inventory exceed $70,000,000 ("Maximum Inventory Loan");

                 minus (b) the sum of (i) the Aggregate Revolver Outstandings,
                 -----
             (ii) reserves for accrued interest on the Obligations, (iii) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit; (iv) the Environmental Compliance Reserve, (v) the ACH Settlement Risk Reserve, if any, (vi) the Ag Lien Reserve, (vii) the Rent Reserves, and (viii) all other reserves which the Agent deems necessary in the exercise of its reasonable credit judgment to maintain with respect to the Borrowers' account, including, without limitation, reserves for any amounts which the Agent or any Lender may be obligated to pay in the future for the account of any Borrower. The reserves in clauses
                                                                         -------
             (ii), (iv), (v), and (viii) will initially be zero and Agent will
             ----  ----  ---      ------
             give Borrowers reasonable notice prior to any changes in such reserves. If the Dilution Percentage exceeds eight percent (8%) (the "Excess Dilution Percentage"), the Accounts Advance Rate shall be reduced by two (2) percentage points for each one percent (1%) of Excess Dilution Percentage.

          "BABC" means BankAmerica Business Credit, Inc.
           ----

          "BABC Loan" and "BABC Loans" have the meanings specified in Section
           ---------       ----------                                 -------
2.2(h).
------

          "Bank of America" means Bank of America National Trust and Savings
           ---------------
Association, a national banking association, or any successor entity thereto.

          "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C.
           ---------------
(S) 101 et seq.).
        -- ----

          "Base Rate" means, for any day, the rate of interest in effect for
           ---------
such day as publicly announced from time to time by Bank of America in San Francisco, California, as its "reference rate" (the "reference rate" being a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the reference rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

          "Base Rate Loans" means, collectively, all Base Rate Revolving Loans.
           ---------------

          "Base Rate Revolving Loan" means a Revolving Loan during any period in
           ------------------------
which it bears interest based on the Base Rate.

          "Borrower" means any Person who executes this Agreement as a
           --------
"Borrower" as of the Closing Date and any Person who executes a Joinder Agreement as a Joining Borrower after the Closing Date.

          "Borrowers" means all Persons who have executed this Agreement, as
           ---------
"Borrowers" as of the Closing Date, a list of which is attached hereto as

Exhibit "A", and all Persons who execute Joinder Agreements as Joining Borrowers
-----------
after the Closing Date.

          "Borrowing" means a borrowing hereunder consisting of Revolving Loans
           ---------
made on the same day by the Lenders to the Borrowers or any of them (or by BABC in the case of a Borrowing funded by BABC Loans) or by the Agent in the case of a Borrowing consisting of an Agent Advance.

          "Borrowing Base Certificate"  means a certificate by a Responsible
           --------------------------
Officer of ABT, substantially in the form of Exhibit B (or another form
                                             ---------
acceptable to the Agent) setting forth the calculation of the Availability, including a calculation of each component thereof, as of the close of business no more than four (4) Business Days prior to the date of such certificate where such certificate is given to Agent on a weekly basis, and seven (7) Business Days prior to the date of such certificate where such certificate is given to Agent on a monthly basis, all in such detail as shall be satisfactory to the Agent. All calculations of Availability in connection with the preparation of any Borrowing Base Certificate shall originally be made by ABT and certified to the Agent; provided, that the Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that such calculation is not in accordance with this Agreement.

          "Business Day"  means (a) any day that is not a Saturday, Sunday, or a
           ------------
day on which banks in San Francisco, California, are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

          "Canadian Collateral" means the Collateral of the Canadian
           -------------------
Subsidiaries as described in the "General Security Agreement" executed by each Canadian Subsidiary.

          "Canadian Guarantor" means Rothwell Seeds International Company and
           ------------------
each Canadian Subsidiary who in the future has executed the Canadian Loan Documents.

          "Canadian Loan Documents" means (i) a Guaranty, (ii) a General
           -----------------------
Security Agreement, and (iii) all other documents reasonably required by Agent to grant perfected Liens to the Agent and the Lenders in the Canadian Collateral.

          "Capital Adequacy Regulation" means any guideline, request or
           ---------------------------
directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

          "Capital Expenditures" means all payments due (whether or not paid) in
           --------------------
respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or offset items or in connection with a Capital Lease.

          "Capital Lease" means any lease of property by any Borrower which, in
           -------------
accordance with GAAP, is or should be reflected as a capital lease on the balance sheet of such Borrower.

          "Cargill Account" means the Account in the aggregate maximum amount of
           ---------------
$4,500,000 owed by Cargill of Argentina to ABT as of the Closing Date, which Account has been guaranteed by Cargill U.S.A., and which Account is due and owing no later than December 15, 1998.

          "Change of Control" means any event or series of events by which (i)
           -----------------
any Person or Persons and any Affiliates of such Person or Persons acting in concert (including a "group" as such term is used in Section 13(d)(3) of the Exchange Act) shall acquire, directly or indirectly, through a merger or other transaction, outstanding shares of voting capital stock of ABT, enabling such Person or Persons to cast more than 50% of the votes necessary for the election of directors of ABT or possessing in excess of 50% of the total combined voting power of the voting capital of ABT, provided, however, that the accumulation of any voting capital stock of ABT by
--------  -------
any Person or Persons listed on ABT's Form 10-K filed with the Exchange Commission for ABT's Fiscal Year ending June 30, 1997 as owning five percent (5%) or more of ABT's outstanding common stock on such date (or by any Affiliates of such Person or Persons) or by any Person or affiliate thereof who has filed a Form 13.D with the Exchange Commission as of Closing Date shall not be deemed a Change of Control; or (ii) during any period of two (2) consecutive years, individuals who at the beginning of the period constituted the Board of Directors of ABT (or new directors whose election by ABT's directors (or whose nomination for election by ABT's stockholders) was approved by two-thirds (2/3) of ABT's directors then still in office who were either directors at the beginning of the period or were previously approved under this procedure) cease to constitute a majority of the Board of Directors of ABT then in office.

          "Closing Date" means the date of this Agreement.
           ------------

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time, and any successor statute, and regulations promulgated thereunder.

          "Collateral" has the meaning specified in Section 6.1.
           ----------                               -----------

          "Commitment" means, at any time with respect to a Lender, the
           ----------
principal amount set forth beside such Lender's name under the heading

"Commitment" on the signature pages of this Agreement or on the signature page
-----------
of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.3, as such Commitment
                                               ------------
may be adjusted from time to time in accordance with the provisions of Section
                                                                       -------
13.3, and "Commitments" means, collectively, the aggregate amount of the
----       -----------
commitments of all of the Lenders.

          "Credit Support" has the meaning specified in Section 2.4(a).
           --------------                               --------------

          "Contaminant" means any waste, pollutant, hazardous substance, toxic
           -----------
substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste.

          "Debt" means all liabilities, obligations and indebtedness of the
           ----
Borrowers or any of them to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, and including, without in any way limiting the generality of the foregoing with respect to each Borrower: (i) the Borrower's liabilities and obligations to trade creditors; (ii) all Obligations; (iii) all obligations and liabilities of any Person secured by any Lien on the Borrower's property, even though the Borrower shall not have assumed or become liable for the payment thereof; provided, however, that all such
                                          --------  -------
obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Borrower prepared in accordance with GAAP; (iv) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by the Borrower, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are
          --------  -------
limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Borrower prepared in accordance with GAAP; (v) all accrued pension fund and other employee benefit plan obligations and liabilities; (vi) all obligations and liabilities under Guaranties; and (vii) deferred taxes.

          "Debt For Borrowed Money" means, as to any Person, Debt for borrowed
           -----------------------
money or as evidenced by notes, bonds, debentures or similar evidences of any such Debt of such Person, the deferred and unpaid purchase price of any property or business (other than trade accounts payable incurred in the ordinary course of business and constituting current liabilities) and all obligations under Capital Leases.

          "Default" means any event or circumstance which, with the giving of
           -------
notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

          "Defaulting Lender" has the meaning specified in Section 2.2(g)(ii).
           -----------------                               ------------------

          "Default Rate" means a fluctuating per annum interest rate at all
           ------------
times equal to the sum of (a) the otherwise applicable Interest Rate plus (b)
                                                                     ----
two percent (2%). Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, with respect to Letters of Credit, the

Default Rate shall mean an increase in the Letter of Credit Fee by two percentage points .

          "Deutschebank Bridge Loan" means any bridge loan to be made available
           ------------------------
to ABT and which may be drawn upon by ABT until such time as the High Yield Debt Offering has been funded.

          "Dilution Percentage" means the percent, calculated  at the end of
           -------------------
each calendar month on a rolling six-month average, and obtained by dividing (i) the sum of all adjustments during the period made to the Accounts to reflect correcting adjustments which consist of short pays or other disputed amounts, uncollectible items being transferred to the bad debt allowance account, reclassifications, other non-cash credits, allowances, discounts, write-offs or other offsets to the Accounts which the Agent, in the exercise of its commercially reasonable discretion, deems appropriate to reduce the value of Accounts, by (ii) the gross amount of all Accounts created by the Borrowers and
          --
the Canadian Guarantors during such period.

          "Distribution" means, in respect of any corporation: (a) the payment
           ------------
or making of any dividend or other distribution of property in respect of capital stock (or any options or warrants for such stock) of such corporation, other than distributions in capital stock (or any options or warrants for such stock); or (b) the redemption or other acquisition by such corporation of any capital stock (or any options or warrants for such stock) of such corporation unless accomplished through the issuance of capital stock.

          "DOL" means the United States Department of Labor or any successor
           ---
department or agency.

          "Dollar" and "$" means dollars in the lawful currency of the United
           ------       -
States.

          "EBITDA" means with respect to the Borrowers and Canadian Guarantors,
           ------
for any period, Adjusted Net Earnings from Operations, plus the sum of (i)
                                                       ----
interest expenses, whether paid or accrued, (ii) depreciation, (iii) amortization, (iv) income taxes paid or accrued with respect to such period, and
(v) other non-cash expenses (including, without limitation, amortization of goodwill, deferred financing fees, and other intangibles), each to the extent deducted in determining Adjusted Net Earnings from Operations for that period, less non-cash income included in the calculation of
----

Adjusted Net Earnings from Operations for that period plus or minus LIFO reserve adjustments.

          "Eligible Accounts" means all Accounts of the Borrowers and the
           -----------------
Canadian Guarantors which the Agent in the exercise of its reasonable commercial discretion determines to be Eligible Accounts. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Accounts shall not include any Account:

          (a) with respect to an Account that is aged by a Borrower or Canadian Guarantor based on the date of the original invoice, for which more than 90 days have elapsed since the date of the original invoice therefor;

          (b) with respect to an Account that is aged by a Borrower or Canadian Guarantor based on a due date, which Account is more than 60 days past due; provided, however, that, with respect to those Accounts which have a due date that is later than 60 days but less than 180 days past the invoice date ("Long Term Accounts"), at no time shall such Long Term Accounts which are Eligible Accounts exceed $10,000,000 in the aggregate; further provided that no Account which is due more than 180 days past invoice date shall be an Eligible Account; and further provided that, as long as the Cargill Account is paid on or before December 15, 1998, it shall be an Eligible Account and shall not be deemed a Long Term Account.

          (c) with respect to which any of the representations, warranties, covenants, and agreements contained in Section 6.8 are not or have ceased to be
                                       -----------
complete and correct or have been breached;

          (d) with respect to which, in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

          (e) which represents a progress billing (as hereinafter defined) or as to which the Borrower or Canadian Guarantor has extended the time for payment without the consent of the Agent; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon the Borrower's or Canadian Guarantor's completion of any further performance under the contract or agreement;

          (f) as to which any one or more of the following events has occurred with respect to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Federal Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

          (g) if fifty percent (50%) or more of the aggregate Dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under the other criteria set forth herein or otherwise established by the Agent;

          (h) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States or Canada; or (ii) is not organized under the laws of the United States or any state thereof or Canada; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit satisfactory to the Agent in its discretion or is deemed otherwise creditworthy by Agent in its sole discretion;

          (i) owed by an Account Debtor which is an Affiliate or employee of the Borrower or Canadian Guarantor;

          (j) except as provided in (k) below, as to which either the perfection, enforceability, or validity of the Agent's Lien in such Account, or the Agent's right or ability to obtain direct payment to the Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

          (k) which is owed by an Account Debtor to which the Borrower or Canadian Guarantor is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

          (l) which is owed by the government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. (S) 3727 et seq.), and any other steps necessary to perfect the Agent's Lien
     -- ---
therein, have been complied with to the Agent's satisfaction with respect to such Account;

          (m) which is owed by any state, municipality, or other political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which the Agent determines that its Lien therein is not or cannot be perfected;

          (n) except for any Account made under programs which are customary and competitive in ABT's industry and which Agent in its sole discretion determines to be eligible, which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

               (o) which is evidenced by a promissory note or other instrument or by chattel paper;

               (p) if the Agent believes, in the exercise of its reasonable judgment, that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay;

               (q) with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit the Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year; or

               (r) which arises out of a sale not made in the ordinary course of the Borrower's or Canadian Guarantor's business;

               (s) as to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the Borrower or Canadian Guarantor, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

               (t) arises out of an enforceable contract or order which, by its terms, forbids, restricts or makes void or unenforceable the granting of a Lien by the Borrower or Canadian Guarantor to the Agent with respect to such Account; or

               (u) which is not subject to a first priority and perfected security interest in favor of the Agent for the benefit of the Lenders.

     If any Account at any time ceases to be an Eligible Account by reason of any of the foregoing exclusions or any failure to meet any other eligibility criteria established by the Agent in the exercise of its reasonable discretion then such Account shall promptly be excluded from the calculation of Eligible Accounts.

          "Eligible Inventory" means the Inventory of Borrowers and Canadian
           ------------------
Guarantors, valued at the lower of cost or market, that constitutes raw materials and first quality finished goods and that: (a) is not, in the Agent's reasonable opinion, obsolete, slow moving, or unmerchantable; (b) is located at premises owned by the Borrower or Canadian Guarantor or on premises otherwise reasonably acceptable to the Agent, provided, however, that
                                    --------  -------

     (i) Inventory located on premises leased to the Borrower or Canadian Guarantor shall not be Eligible Inventory unless (x) the Borrower or Canadian Guarantor shall have delivered to the Agent a written waiver, duly executed on behalf of the appropriate landlord and in form and substance acceptable to the Agent, of all Liens which the landlord for such premises may be entitled to assert against such Inventory, or (y) a Rent Reserve has been established;
                                 --

     (ii) Inventory located with third party processors which otherwise meets the criteria of Eligible Inventory may be Eligible Inventory provided that processing agreements have been entered into between Agent and the processor, acceptable in all respects to Agent;

     (iii) Inventory located with third party warehouses which otherwise meets the criteria of Eligible Inventory will be Eligible Inventory provided if the warehouse is designated as a Key Location, a warehouse agreement with respect to the Key Location must be entered into between Agent and the warehouseman, acceptable in all respects to Agent in order for the inventory to be eligible; and

     (iv) Inventory consigned by any Borrower or Canadian Guarantor to third parties ("Consigned Inventory") which otherwise meets the criteria of Eligible Inventory may be Eligible Inventory (x) but such Consigned Inventory shall at no time exceed an aggregate amount of $4,000,000 and (y) if the High Yield Debt Offering or the Equity Offering is not funded within sixty (60) days of the Closing Date then all such Consigned Inventory, in order to be Eligible Inventory, must be the subject of a consignment agreement acceptable in all respects to Agent and entered into between the Borrower or Canadian Guarantor and the Consignee until such an offering has been funded;


          (c) upon which the Agent for the benefit of the Lenders has a first priority perfected security interest; (d) is not packaging and shipping materials, supplies, bags, pallets, bill-and-hold Inventory, defective Inventory, or Inventory delivered to the Borrower or Canadian Guarantor on consignment; and (e) the Agent, in the exercise of its reasonable commercial discretion, deems eligible as the basis for Revolving Loans based on such collateral and credit criteria as the Agent may from time to time establish. If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

          "Environmental Claims" means all claims, however asserted, by any
           --------------------
Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

          "Environmental Compliance Reserve" means any reserves which the Agent,
           --------------------------------
after the Closing Date, establishes from time to time for amounts that are reasonably likely to be expended by any Borrower or Canadian Guarantor in order for such Borrower and its operations and property (a) to comply with any notice from a Governmental Authority asserting material non-compliance with Environmental Laws, or (b) to correct any such material non-compliance identified in a report delivered to the Agent and the Lenders pursuant to
Section 9.7.
-----------

          "Environmental Laws" means all federal, state or local laws, statutes,
           ------------------
common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

          "Environmental Lien" means a Lien in favor of any Governmental
           ------------------
Authority for (1) any liability under any Environmental Laws, or (2) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

          "Environmental Property Transfer Act" means any applicable requirement
           -----------------------------------
of law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, including, but not limited to, any so-called "Environmental Cleanup Responsibility Acts" or "Responsible Property Transfer Acts."

          "Equipment" means all of the Borrowers' and the Canadian Guarantors'
           ---------
now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by any Borrower or Canadian Guarantor and all of the Borrowers' and Canadian Guarantors' rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

          "Equity Offering" means a sale of ABT's capital stock through a public
           ---------------
or private offering, or a senior/subordinated unsecured debt offering, or a convertible preferred stock or convertible debt offering, in any event in the amount of at least $100,000,000.

          "ERISA" means the Employee Retirement Income Security Act of 1974, and
           -----
regulations promulgated thereunder.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
incorporated) under common control with any Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          "ERISA Event" means (a) a Reportable Event with respect to a Pension
           -----------
Plan; (b) a withdrawal by any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan; (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.

          "Event of Default" has the meaning specified in Section 11.1.
           ----------------                               ------------

          "Exchange Act" means the Securities Exchange Act of 1934, and
           ------------
regulations promulgated thereunder.

          "Exchange Commission" means the Securities and Exchange Commission
           -------------------
which oversees compliance with the Exchange Act.

          "FDIC" means the Federal Deposit Insurance Corporation, and any
           ----
Governmental Authority succeeding to any of its principal functions.

          "Farm Products" shall have the meaning set forth in the Food Security
           -------------
Act and shall include seed.

          "Federal Funds Rate" means, for any day, the rate set forth in the
           ------------------
weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

          "Federal Reserve Board" means the Board of Governors of the Federal
           ---------------------
Reserve System or any successor thereto.

          "Fee Letter" means that certain letter agreement executed by the Agent
           ----------
and the Borrowers as of the Closing Date.

          "Financed Project Capital Expenditures" means Capital Expenditures in
           -------------------------------------
the aggregate approximate amount of $6,000,000 incurred by Borrowers (i) to upgrade the Borrowers' computer systems and (ii) to build an alfalfa production facility in Greybull, Wyoming.

          "Financial Statements" means, according to the context in which it is
           --------------------
used, the financial statements referred to in Section 8.6(a), 7.2(a), 7.2(b) or
                                              ---------------------------------
7.2(c) or any other financial statements required to be given to the Lenders
------
pursuant to this Agreement.

          "Fiscal Year" means each Borrower's fiscal year for financial
           -----------
accounting purposes. The current Fiscal Year of the Borrowers will end on June 30, 1998.

          "Fixed Assets" means Equipment and Real Estate of the Borrowers.
           ------------

          "Fixed Charges" means, with respect to ABT and its Subsidiaries the
           -------------
sum of interest expense and income taxes plus scheduled principal payments on
                                         ----
Debt for Borrowed Money (other than the Revolving Loans) plus Capital
                                                         ----
Expenditures (except those included as acquisition costs and the Financed Project Capital Expenditures), in each instance with respect to the applicable period.

          "Food Security Act" shall mean the Food Security Act of 1985, 7 U.S.C.
           -----------------
(S)1631, as amended, and the regulations promulgated thereunder.

          "Funding Date" means the date on which a Borrowing occurs.
           ------------

          "GAAP" means generally accepted accounting principles set forth from
           ----
time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.

          "General Intangibles" means all of each Borrower's now owned or
           -------------------
hereafter acquired general intangibles, goodwill, choses in action and causes of action and all other intangible personal property of such Borrower of every kind and nature (other than Accounts), including, without limitation, all contract rights, corporate or other business records, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to such Borrower in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to such Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance other than insurance that pertains to Fixed Assets and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Borrower is beneficiary, and any letter of credit, guarantee, claim, security interest or other security held by or granted to such Borrower; provided, however, Proprietary Rights are not included within the definition of General Intangibles.

          "Governmental Authority" means any nation or government, any state or
           ----------------------
other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Guaranty" means, with respect to any Person, all obligations of such
           --------
Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

          "High Yield Debt Offering" means the debt offering in the approximate
           ------------------------
amount of [$100,000,000] to be issued by ABT and to be co-underwritten by Deutsche Morgan Grenfell and Bear Stearns to provide Borrowers with additional unsecured funds for acquisitions, research and development, information systems improvements, and general corporate purposes.

          "Intellectual Property" means all intellectual property, patents,
           ---------------------
patent rights, copyrights, trade secrets, Plant Variety Protection Act rights, breeders rights, inventions, discoveries, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, including, without limitation, those patents, trademarks, service marks, and trade names set forth on Schedule 8.13(a) hereto, all extensions, renewals,
                         ----------------
reissues, divisions, continuations, and continuations-in-part of any of the foregoing.

          "Intercompany Accounts" means all assets and liabilities, however
           ---------------------
arising, which are due to any Borrower from, which are due from any Borrower to, or which otherwise arise from any transaction by any Borrower with, any Affiliate.

          "Interest Period" means, as to any LIBOR Rate Loan, the period
           ---------------
commencing on the Funding Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, or three months thereafter as selected by any Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

               (ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

               (iii) no Interest Period shall extend beyond the Stated Termination Date.

          "Interest Rate" means each or any of the interest rates, including the
           -------------
Default Rate, set forth in Section 3.1.
                           -----------

          "Inventory" means all of each Borrower's and Canadian Guarantor's now
           ---------
owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, other materials and supplies of any kind, nature or description which are or might be consumed in the Borrower's and Canadian Guarantor's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them.

          "Inventory Advance Rate" has the meaning set forth in subsection
           ----------------------
(a)(ii) of the definition of Availability.

          "Investment Property" means: (a) a security, whether certificated or
           -------------------
uncertificated; (b) a security entitlement; (c) a securities account; (d) a commodity contract; or (e) a commodity account. Investment Property does not include any Borrower's investment in Seed Biotics, Inc.

          "IRS" means the Internal Revenue Service and any Governmental
           ---
Authority succeeding to any of its principal functions under the Code.

          "Joinder Agreement" has the meaning specified in Section 13.4.
           -----------------                               ------------

          "Joining Borrower" means each Person who executes a Joinder Agreement
           ----------------
and becomes a Borrower under this Agreement.

          "Joining Guarantor" means each Person who has executed the Canadian
           -----------------
Loan Documents.

          "Key Location" means any premises not owned by a Borrower where the
           ------------
value (determined at lower of cost or market) of the Inventory stored on such premises exceeds $500,000.00 for a period of at least sixty (60) days, and which are listed on Exhibit "I".
              -----------

          "Latest Projections" means:  (a) on the Closing Date and thereafter
           ------------------
until the Agent receives new projections pursuant to Section 7.2(f), the
                                                     --------------
projections of the Borrowers' and Canadian Guarantors' financial condition and results of operations for the period commencing on July 1, 1998 and ending on June 30, 2000 and delivered to the Agent prior to the Closing Date; and (b) thereafter, the projections most recently received by the Agent pursuant to
Section 7.2(f).
--------------

          "Lender" and "Lenders" have the meanings specified in the introductory
           ------       -------
paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and BABC to the extent of any BABC Loan outstanding; provided that no such Agent Advance or BABC Loan
                           --------
shall be taken into account in determining any Lender's Pro Rata Share.

          "Letter of Credit" means a letter of credit issued or caused to be
           ----------------
issued for the account of any Borrower pursuant to Section 2.4 and the letter of
                                                   -----------
credit in the amount of $150,000 issued by Bank of America and outstanding on the Closing Date.

          "Letter of Credit Fee" has the meaning specified in Section 3.6.
           --------------------                               -----------

          "LIBOR Rate" means, for any Interest Period, with respect to LIBOR
           ----------
Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/1000th of 1.0%) determined by the Agent as follows:

     LIBOR Rate  =               LIBOR
                    -------------------------------
                    1.00 - Eurodollar Reserve Percentage

     Where,

               "Eurodollar Reserve Percentage" means for any day for any
                -----------------------------
     Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

               "LIBOR" means the rate of interest per annum (rounded upward to
                -----
     the next 1/16th of 1%) notified to the Agent by Bank of America as the rate of interest at which dollar deposits in the approximate amount of the Loan to be made or continued as, or converted into, a LIBOR Rate Loan and having a maturity comparable to such Interest Period would be offered by Bank of America's applicable lending office to major banks in the London eurodollar market at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

          "LIBOR Rate Loans" means, collectively, all LIBOR Revolving Loans.
           ----------------

          "LIBOR Revolving Loan" means a Revolving Loan during any period in
           --------------------
which it bears interest based on the LIBOR Rate.

          "Lien" means:  (a) any interest in property securing an obligation
           ----
owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including without limitation, a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; and (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property but excluding Proprietary Rights.

          "Loan Account" means the loan account of the Borrowers and Canadian
           ------------
Guarantors, which account shall be maintained by the Agent.

          "Loan Documents" means this Agreement, the Pledge Agreement, the
           --------------
Patent and Trademark Agreements, the Canadian Loan Documents, and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

          "Loans" means, collectively, all loans and advances provided for in
           -----
Article 2.
---------

          "Majority Lenders" means at anytime Lenders whose Pro Rata shares
           ----------------
aggregate more than 66.67% of the Commitments or, if no Commitments shall then be in effect, Lenders who hold more than 66.67% of the aggregate principal amount of the Loans then outstanding, provided that, at any time that there are less than three (3) Lenders, Majority Lenders shall mean all of the Lenders.

          "Margin Stock" means "margin stock" as such term is defined in
           ------------
Regulation G, T, U  or X of the Federal Reserve Board.

          "Material Adverse Effect" means (a) a material adverse change in, or a
           -----------------------
material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of ABT and the Borrowers taken as a whole or the Collateral; (b) a material impairment of the ability of Borrowers taken as a whole to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against ABT and the Borrowers taken as a whole of any Loan Document.

          "Maximum Revolver Amount" means $100,000,000.
           -----------------------

          "Multi-employer Plan" means a "multi-employer plan" as defined in
           -------------------
Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by the Borrower or any ERISA Affiliate.

          "Net Amount of Eligible Accounts" means, at any time, the gross amount
           -------------------------------
of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

          "Notice of Borrowing" has the meaning specified in Section 2.2(b).
           -------------------                               --------------

          "Notice of Conversion/Continuation" has the meaning specified in
           ---------------------------------
Section 3.2(b).
--------------

          "Obligations" means all present and future loans, advances,
           -----------
liabilities, obligations, covenants, duties, and debts owing by any Borrower or Canadian Guarantor to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by the Agent and/or any Lender in any Borrower's or Canadian Guarantor's debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to any Borrower or Canadian Guarantor hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter owing from the Borrower to the Agent and/or any Lender under or in connection with the Letters of Credit and (b) all debts, liabilities and obligations now or hereafter owing from the Borrower to the Agent and Lenders arising from or related to ACH Transactions pursuant to the indemnity provided in Section 2.5
                                                                  -----------
hereof.

          "Other Taxes" means any present or future stamp or documentary taxes
           -----------
or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

          "Participant" means any Person who shall have been granted the right
           -----------
by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

          "Patent and Trademark Agreements" means the Patent Security Agreement
           -------------------------------
and the Trademark Security Agreement, each dated as of the date hereof, or such Patent and Trademark Agreements as may be executed after the Closing Date, executed and delivered by any Borrower to the Agent to evidence and perfect the Agent's security interest in such Borrower's present and future patents, trademarks, and related licenses and rights, for the benefit of the Agent and the Lenders.

          "Payment Account" means each blocked bank account established pursuant
           ---------------
to Section 6.9, to which the funds of all Borrowers (including, without
   -----------
limitation, proceeds of Accounts and other Collateral) are deposited or credited, and which is maintained in the name of the Agent or ABT, as the Agent may determine, on terms acceptable to the Agent.

          "PBGC" means the Pension Benefit Guaranty Corporation or any
           ----
Governmental Authority succeeding to the functions thereof.

          "Pending Revolving Loans" means, at any time, the aggregate principal
           -----------------------
amount of all Revolving Loans requested in any

Notice(s) of Borrowing received by the Agent which have not yet been advanced.

          "Pension Plan" means a pension plan (as defined in Section 3(2) of
           ------------
ERISA) subject to Title IV of ERISA which any Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiple-employer Plan has made contributions at any time during the immediately preceding five (5) plan years.

          "Permitted Acquisitions" has the meaning specified in Section 9.19.
           ----------------------                               ------------

          "Permitted Debt" means, with respect to all Joining Borrowers and
           --------------
Joining Guarantors, (i) Debt on the books of each Joining Borrower and Joining Guarantor as of the date of the Permitted Acquisition, and (ii) new Debt incurred by ABT to facilitate all Permitted Acquisitions, which new Debt shall in no event exceed $25,000,000 in the aggregate.

          "Permitted Liens" means:
           ---------------

          (a) Liens for taxes not delinquent or statutory Liens for taxes in an amount not to exceed $500,000 provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on the relevant Borrower's books and records and a stay of enforcement of any such Lien is in effect.

          (b) the Agent's Liens;

          (c) deposits under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

          (d) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that if any such Lien arises from the nonpayment of such
              --------
claims or demand when due, such claims or demands do not exceed $500,000 in the aggregate provided that the payment of such claims which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on the relevant Borrower's books and records and a stay of enforcement of any such Lien is in effect;

          (e) Reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the
                                        --------
aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of the Borrower's business;

          (f) Judgment and other similar Liens arising in connection with court proceedings to the extent the attachment or enforcement of such Liens would not result in an Event of Default hereunder;

          (g) (i) with respect to all Borrowers who have executed this Agreement on the Closing Date and all Joining Guarantors who have executed Canadian Loan Documents on the Closing Date, all existing Liens on such Borrowers' and Canadian Guarantors' Fixed Assets as of the Closing Date and purchase money security interests and Capital Leases on all hereafter acquired Fixed Assets; and (ii) with respect to all Joining Borrowers and Joining Guarantors, all Liens on such Borrowers' and Joining Guarantors' Fixed Assets as of the date of the Permitted Acquisition which resulted in the Person becoming a Subsidiary of ABT, and Capital Leases and purchase money security interests only on such Joining
                                                         ----
Borrowers' and Joining Guarantors' thereafter acquired Fixed Assets; and

               (h)  the Ag Liens.

          "Person" means any individual, sole proprietorship, partnership, joint
           ------
venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

          "Plan" means an employee benefit plan (as defined in Section 3(3) of
           ----
ERISA) which any Borrower sponsors or maintains or to which any Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

          "Premises" means the land identified by addresses on Schedule 8.12,
           --------                                            -------------
together with all buildings, improvements, and fixtures thereon and all tenements, hereditaments, and appurtenances belonging or in any way appertaining thereto, and which constitutes all of the real property in which any Borrower has any interests on the Closing Date.

          "Pro Rata Share" means, with respect to a Lender, a fraction
           --------------
(expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders.

          "Proprietary Rights" means all now owned and hereafter arising or
           ------------------
acquired: licenses, franchises, permits, Intellectual Property, and all licenses and rights related to any of the foregoing, and all other rights under any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

          "PVP Certificate" means a certificate issued by the U.S. Department of
           ---------------
Agriculture under the Federal Plant Variety Protection Act.

          "Real Estate" means all of the present and future interests of any
           -----------
Borrower or Canadian Guarantor, as owner, lessee, or otherwise, in the Premises, including, without limitation, any interest arising from an option to purchase or lease the Premises or any portion thereof.

          "Release" means a release, spill, emission, leaking, pumping,
           -------
injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

          "Rent Reserve" means a Reserve in the amount of (i) two months rent
           ------------
for each leased facility for which no acceptable landlord's waiver agreement has been entered into between Agent and the owner of such facility, and (ii) two months warehouse storage costs for each warehouse location unless such location is a Key Location for which no acceptable agreement has been entered into between Agent and the owner of such warehouse facility.

          "Reportable Event" means, any of the events set forth in Section
           ----------------
4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

          "Required Lenders" means at any time Lenders whose Pro Rata Shares
           ----------------
aggregate more than 40% of the Commitments or, if no Commitments shall then be in effect, Lenders who hold more than 40% of the aggregate principal amount of the Loans then outstanding; provided that, at any time that there are less than three (3) Lenders, Required Lenders shall mean any one of the Lenders.

          "Requirement of Law" means, as to any Person, any law (statutory or
           ------------------
common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

          "Responsible Officer" means the chief executive officer or the
           -------------------
president of each Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate, the chief financial officer or the treasurer or assistant treasurer of ABT, or any other officer having substantially the same authority and responsibility.

          "Restricted Investment" means, as to any Person, any acquisition of
           ---------------------
property by such Person in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, except acquisitions of the following: (a) Equipment to be used in the business and Proprietary Rights; (b) Inventory in the ordinary course of business; (c) current assets arising from the sale or lease of goods or the rendition of services in the ordinary course of business of any Borrower; (d) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations
--------
mature within one year from the date of acquisition thereof; (e) certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States or any state thereof having capital and surplus aggregating at least $100,000,000; and (f) commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's Investors Service, Inc. and maturing not more than 90 days from the date of creation thereof;

          "Revolving Loans" has the meaning specified in Section 2.2 and
           ---------------                               -----------
includes each Agent Advance and BABC Loan.

          "Settlement" and "Settlement Date" have the meanings specified in
           --------------------------------
Section 2.2(j)(l).
-----------------

          "Solvent" means, when used with respect to any Person, that at the
           -------
time of determination:

           (i) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including, without limitation, contingent liabilities); and

           (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

           (iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

           (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Stated Termination Date" means June 23, 2001.
           -----------------------

          "Stockholders' Equity" means, at any date:  (a) the book value of all
           --------------------
of the assets of ABT and its Subsidiaries as shown on a consolidated balance sheet of ABT and its Subsidiaries at such date prepared in accordance with GAAP; less (b) the amount at which the liabilities of ABT and its Subsidiaries on a consolidated basis would be shown on such balance sheet, including as liabilities all reserves for contingencies and other potential liabilities which would be required to be shown on such balance sheet, all in accordance with GAAP.

          "Subsidiary" of a Person means any corporation, association,
           ----------
partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrower.

          "Taxes" means any and all present or future taxes, levies, imposts,
           -----
deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

          "Termination Date" means the earliest to occur of (i) the Stated
           ----------------
Termination Date, (ii) the date the Total Facility is terminated either by any Borrower pursuant to Section 4.2 or by the Majority Lenders pursuant to Section
                     -----------                                        -------
11.2, and (iii) the date this Agreement is otherwise terminated for any reason
----
whatsoever.

          "Total Facility" has the meaning specified in Section 2.1.
           --------------                               -----------

          "UCC" means the Uniform Commercial Code (or any successor statute) of
           ---
the State of New York or of any other state the laws of which are required by
Section 9-103 thereof to be applied in connection with the issue of perfection of security interests.

          "Unfunded Pension Liability" means the excess of a Plan's benefit
           --------------------------
liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

          "Unused Letter of Credit Subfacility" means an amount equal to
           -----------------------------------
$10,000,000 minus the sum of (a) the aggregate undrawn amount of all outstanding
            -----
Letters of Credit plus (b) the aggregate unpaid reimbursement obligations with
                  ----
respect to all Letters of Credit.

          "Unused Line Fee" has the meaning specified in Section 3.5.
           ---------------                               -----------

          "Working Capital" at any date means current assets minus current
           ---------------                                   -----
liabilities.

      1.2  Accounting Terms.  Any accounting term used in this Agreement shall
           ----------------
have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied. For collateral reporting purposes, ABT shall use the same method for inventory valuation as is used in the preparation of the Financial Statements.

      1.3 Interpretive Provisions.  (a)  The meanings of defined terms are
          -----------------------
equally applicable to the singular and plural forms of the defined terms.

          (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

               (ii) The term "including" is not limiting and means "including without limitation."

               (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

          (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

          (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

          (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrowers, the Canadian Guarantors, and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.


                                   ARTICLE 2

                          LOANS AND LETTERS OF CREDIT
                          ---------------------------

      2.1  Total Facility.  Subject to all of the terms and conditions of this
           --------------
Agreement, the Lenders severally agree to make available a total credit facility of up to $100,000,000 (the "Total Facility") for the Borrowers' use from time to time during the term of this Agreement. The Total Facility shall be comprised of a revolving line of credit consisting of revolving loans and letters of credit up to the Maximum Revolver Amount, as described in Sections 2.2 and 2.4.
                                                          ------------     ---

      2.2  Revolving Loans.  (a)  Amounts.  Subject to the satisfaction of the
           ---------------        -------
conditions precedent set forth in Article 10, each Lender severally agrees, upon
                                  ----------
ABT's request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the "Revolving Loans") to the Borrowers, in amounts not to exceed (except for BABC with respect to BABC Loans or Agent Advances) such Lender's Pro Rata

Share of the Borrowers' Availability. The Lenders, however, in their discretion, may elect to make Revolving Loans or participate (as provided for in Section
                                                                     -------
2.4(f)) in the credit support or enhancement provided through the Agent to the
------
issuers of Letters of Credit in excess of the Availability on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Maximum Revolver Amount or the Availability or to be obligated to exceed such limits on any other occasion. If the Aggregate Revolver Outstandings exceed the Availability (with the Availability for this purpose calculated as if the Aggregate Revolver Outstandings were zero), the Lenders may refuse to make or otherwise restrict the making of Revolving Loans as the Lenders determine until such excess has been eliminated, subject to the Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 2.2(i).
                                             --------------

          (b)  Procedure for Borrowing.  (1)  Each Borrowing shall be made upon
               -----------------------
ABT's irrevocable written notice delivered to the Agent in the form of a notice of borrowing ("Notice of Borrowing"), a form of which is attached hereto as Exhibit "E",(which must be received by the Agent prior to 11:00 a.m. (Los
-----------
Angeles, California time) (i) three (3) Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans and (ii) no later than 11:00 a.m. on the requested Funding Date, in the case of Base Rate Loans, specifying:

               (A) the amount of the Borrowing;

               (B) the requested Funding Date, which shall be a Business Day;

               (C) whether the Revolving Loans requested are to be Base Rate Revolving Loans or LIBOR Revolving Loans; and

               (D) the duration of the Interest Period if the requested Revolving Loans are to be LIBOR Revolving Loans. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Rate Loans, such Interest Period shall be one month;

provided, however, that with respect to the Borrowing to be made on the Closing Date, such Borrowings will consist of Base Rate Revolving Loans only.

          (2) With respect to any request for Base Rate Revolving Loans, in lieu of delivering the above-described Notice of Borrowing ABT may give the Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice but the Agent shall be entitled to rely on the telephonic notice in making such Revolving Loans.

          (c)  Reliance upon Authority.  On or prior to the Closing Date and
               -----------------------
thereafter prior to any change with respect to any of the information contained in the following clauses (i) and (ii) each Borrower shall deliver to the Agent a writing setting forth (i) the account of such Borrower to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested pursuant to this Section 2.2, and (ii) the names of the persons authorized to request
     -----------
Revolving Loans on behalf of such Borrower, and shall provide the Agent with a specimen signature of each such person. The Agent shall be entitled to rely conclusively on such person's authority to request Revolving Loans on behalf of such Borrower, the proceeds of which are to be transferred to any of the accounts specified by the Borrower pursuant to the immediately preceding sentence, until the Agent receives written notice to the contrary. The Agent shall have no duty to verify the identity of any individual representing him or herself as one of the officers authorized by the Borrower to make such requests on its behalf.

          (d)  No Liability.  The Agent shall not incur any liability to any
               ------------
Borrower as a result of acting upon any notice referred to in Sections 2.2(b)
                                                              ---------------
and (c), which notice the Agent believes in good faith to have been given by an
    ---
officer duly authorized by such Borrower to request Revolving Loans on its behalf or for otherwise acting in good faith under this Section 2.2, and the
                                                        -----------
crediting of Revolving Loans to the Borrower's deposit account, or transmittal to such Person as any Borrower shall direct, shall conclusively establish the obligation of all Borrowers to repay such Revolving Loans as provided herein.

          (e)  Notice Irrevocable.  Any Notice of Borrowing (or telephonic
               ------------------
notice in lieu thereof) made pursuant to Section 2.2(b) shall be irrevocable and
                                         --------------
the Borrowers shall be bound to borrow the funds requested therein in accordance therewith.

          (f)  Agent's Election.  Promptly after receipt of a Notice of
               ----------------
Borrowing (or telephonic notice in lieu thereof) pursuant to Section 2.2(b), the
                                                             --------------
Agent shall elect, in its discretion, (i) to have the terms of Section 2.2(g)
                                                               --------------
apply to such requested Borrowing, or (ii) to request BABC to make a BABC Loan pursuant to the terms of Section 2.2(h) in the amount of the requested
                         --------------
Borrowing;

provided, however, that if BABC declines in its sole discretion to make a BABC
--------  -------
Loan pursuant to Section 2.2(h), the Agent shall elect to have the terms of
                 --------------
Section 2.2(g) apply to such requested Borrowing.
--------------

          (g)  Making of Revolving Loans.  (i) In the event that the Agent shall
               -------------------------
elect to have the terms of this Section 2.2(g) apply to a requested Borrowing as
                                --------------
described in Section 2.2(f), then promptly after receipt of a Notice of
             --------------
Borrowing or telephonic notice pursuant to Section 2.2(b), the Agent shall
                                           --------------
notify the Lenders by telecopy, telephone or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to the Agent in same day funds, to such account of the Agent as the Agent may designate, not later than 12:00 noon, (Los Angeles, California time) on the Funding Date applicable thereto. After the Agent's receipt of the proceeds of such Revolving Loans, upon satisfaction of the applicable conditions precedent set forth in Article
                                                                      -------
10, the Agent shall make the proceeds of such Revolving Loans available to the
--
Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Revolving Loans received by the Agent to the account of the Borrowers, designated in writing by the Borrowers and acceptable to the Agent; provided, however, that the amount of Revolving Loans so made on any date shall
--------  -------
in no event exceed the Availability on such date.

          (ii) Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent for the account of the Borrowers the amount of that Lender's Pro Rata Share of the Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrowers such amount, that Lender shall on the Business Day following such Funding Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Loan on the payment date for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Funding Date, the Agent will notify ABT of such failure to fund and, upon demand by the Agent, the Borrowers shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Loans comprising such Borrowing. The failure of any Lender to make any Loan on any Funding Date (any such Lender, prior to the cure of any such failure to fund any Loan required to be made by such Lender, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of any obligation hereunder to make a Loan on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Funding Date.

          (iii) The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. The Agent may hold and, in its discretion, re-lend to Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so re-lent to the Borrowers shall bear interest at the rate applicable to Base Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (-0-). Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (1) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (2) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the Borrowers of their duties and obligations hereunder.

          (h)  Making of BABC Loans.  (i) In the event the Agent shall elect,
               --------------------
with the consent of BABC, to have the terms of this Section 2.2(h) apply to a
                                                    --------------
requested Borrowing as described in Section 2.2(f), BABC shall make a Revolving
                                    --------------
Loan in the amount of such Borrowing (any such Revolving Loan made solely by BABC pursuant to this Section 2.2(h) being referred to as a "BABC Loan" and such
                      --------------
Revolving Loans being referred to collectively as "BABC Loans") available to the Borrowers on the Funding Date applicable thereto by transferring same day funds to an account of the Borrowers, designated in writing by the Borrowers and acceptable to the Agent. Each BABC Loan is a Revolving Loan hereunder and shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to BABC solely for its own account (and for the account of the holder of any participation interest with respect to such Revolving Loan). The Agent shall not request BABC to make any BABC Loan if (i) the Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that one or more of the applicable conditions precedent set forth in Article 10 will not be satisfied on the requested Funding
                       ----------
Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Availability on such Funding Date, or (iii) the requested Borrowing would cause the unpaid balance of all BABC Loans to exceed $10,000,000. BABC shall not otherwise be required to determine whether the applicable conditions precedent set forth in Article 10 have been satisfied or the requested Borrowing
                       ----------
would exceed the Availability on the Funding Date applicable thereto prior to making, in its sole discretion, any BABC Loan.

          (ii) The BABC Loans shall be secured by the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Revolving Loans from time to time.

          (i)  Agent Advances.  (i) Subject to the limitations set forth in the
               --------------
provisos contained in this Section 2.2(i), the Agent is hereby authorized by the
                           --------------
Borrowers and the Lenders, from time to time in the Agent's sole discretion, (1) after the occurrence of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Article 10
                                                                   ----------
have not been satisfied, to make Revolving Loans to the Borrowers on behalf of the Lenders which the Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (C) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 15.7 (any of the
                                                     ------------
advances described in this Section 2.2(i) being hereinafter referred to as
                           --------------
"Agent Advances"); provided, that the Required Lenders may at any time revoke
                   --------
the Agent's authorization contained in this Section 2.2(i) to make Agent
                                            --------------
Advances, any such revocation to be in writing and to become effective prospectively upon the Agent's receipt thereof;

          (ii) The Agent Advances shall be repayable on demand and secured by the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Revolving Loans from time to time. The Agent shall notify each Lender in writing of each such Agent Advance.

          (j)  Settlement.  It is agreed that each Lender's funded portion of
               ----------
the Revolving Loan is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, BABC, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by any Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the BABC Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

          (i) The Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by the Agent, (1) on behalf of BABC, with respect to each outstanding BABC Loan, (2) for itself, with respect to each Agent Advance, and (3) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 10:00 a.m. (Los Angeles, California time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than BABC, in the case of BABC Loans) shall make the amount of such Lender's Pro Rata Share of the outstanding principal amount of the BABC Loans and Agent Advances with respect to which Settlement is requested available to the Agent, for itself or for the account of BABC, in same day funds, to such account of the Agent as the Agent may designate, not later than 12:00 noon (Los Angeles, California time), on the Settlement Date applicable thereto, regardless of whether the applicable conditions precedent set forth in Article 10 have then
                                                            ----------
been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable BABC Loan or Agent

Advance and, together with the portion of such BABC Loan or Agent Advance representing BABC's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not made available to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans.

          (ii) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a BABC Loan or Agent Advance), each other Lender shall irrevocably and unconditionally purchase and receive from BABC or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such BABC Loan or Agent Advance to the extent of such Lender's Pro Rata Share thereof by paying to the Agent, in same day funds, an amount equal to such Lender's Pro Rata Share of such BABC Loan or Agent Advance. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to the Revolving Loans.

          (iii) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any BABC Loan or Agent Advance pursuant to subsection (ii) above, the Agent shall promptly distribute to such Lender at such address as such Lender may request in writing, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such BABC Loan or Agent Advance.

          (iv) Between Settlement Dates, the Agent, to the extent no Agent Advances or BABC Loans are outstanding, may pay over to BABC any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to BABC's other outstanding Revolving Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to BABC's other outstanding Revolving Loans other than to BABC Loans or Agent Advances, as provided for in the previous sentence, BABC shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, BABC with respect to BABC Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than BABC Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by BABC, the Agent and the other Lenders.

          (k)  Notation.  The Agent shall record on its books the principal
               --------
amount of the Revolving Loans owing to each Lender, including the BABC Loans owing to BABC, and the Agent Advances owing to the Agent, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Revolving Loans in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

          (l)  Lenders' Failure to Perform.  All Loans (other than BABC Loans
               ---------------------------
and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (a) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Loans hereunder, (b) no failure by any Lender to perform its obligation to make any Loans hereunder shall excuse any other Lender from its obligation to make any Loans hereunder, and (c) the obligations of each Lender hereunder shall be several, not joint and several.

      2.3  RESERVED.
           --------

      2.4  Letters of Credit.
           -----------------

          (a)  Agreement to Cause Issuance.  Subject to the terms and conditions
               ---------------------------
of this Agreement, and in reliance upon the representations and warranties of the Borrowers herein set forth, the Agent agrees (i) to take reasonable steps to cause to be issued for the account of the Borrowers one or more merchandise/documentary and standby Letters of Credit (each a "Letter of Credit"), and (ii) to provide credit support or other enhancement to banks acceptable to Agent, which issue Letters of Credit for the account of any Borrower (any such credit support or enhancement being herein referred to as a "Credit Support") in accordance with this Section 2.4 from time to time during
                                          -----------
the term of this Agreement.

          (b)  Amounts; Outside Expiration Date.  The Agent shall not have any
               --------------------------------
obligation to take steps to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (1) the maximum undrawn amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (2) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof exceed the Availability of the Borrowers at such time; or (3) such Letter of Credit has an expiration date later than thirty (30) days prior to the Stated Termination Date or more than twelve (12) months from the date of issuance.

          (c)  Other Conditions.  In addition to being subject to the
               ----------------
satisfaction of the applicable conditions precedent contained in Article 10, the
                                                                 ----------
obligation of the Agent to take reasonable steps to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent:

          (1) The Borrowers shall have delivered to the proposed issuer of such Letter of Credit, at such times and in such manner as such proposed issuer may prescribe, an application in form and substance satisfactory to such proposed issuer and the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to the Agent and such proposed issuer; and

          (2) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

          (d)  Issuance of Letters of Credit.
               -----------------------------

          (1) Request for Issuance.  Each Borrower shall give the Agent three
              --------------------
(3) Business Days' prior written notice of such Borrower's request for the issuance of a Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The requesting Borrower shall attach to such notice the proposed form of the Letter of Credit.

          (2) Responsibilities of the Agent; Issuance.  The Agent shall
              ---------------------------------------
determine, as of the Business Day immediately preceding the requested effective date of issuance of the Letter of Credit set forth in the notice from the Borrower pursuant to Section 2.4(d)(1), (i) the amount of the applicable Unused
                     -----------------
Letter of Credit Subfacility and (ii) the Availability as of such date. If (i) the undrawn amount of the requested Letter of Credit is not greater than the applicable Unused Letter of Credit Subfacility and (ii) the issuance of such requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof would not exceed the Availability of the Borrowers, the Agent shall take reasonable steps to cause such issuer to issue the requested Letter of Credit on such requested effective date of issuance.

          (3) Notice of Issuance.  On each Settlement Date the Agent shall give
              ------------------
notice to each Lender of the issuance of all Letters of Credit issued since the last Settlement Date.

          (4) No Extensions or Amendment.  The Agent shall not be obligated to
              --------------------------
cause any Letter of Credit to be extended or amended unless the requirements of this Section 2.4(d) are met as though a new Letter of Credit were being
     --------------
requested and issued. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent, not less than 30 days prior to the last date on which the applicable issuer can in accordance with the terms of the applicable Letter of Credit decline to extend or renew such Letter of Credit, written notice that it declines to consent to any such extension or renewal, provided, that if all of the requirements of this Section 2.4 are met and no Default or Event of Default
                         -----------
exists, no Lender shall decline to consent to any such extension or renewal.

          (e) Payments Pursuant to Letters of Credit.
              --------------------------------------

          (1) Payment of Letter of Credit Obligations.  Each Borrower agrees to
              ---------------------------------------
reimburse the issuer for any draw under any Letter of Credit and the Agent for the account of the Lenders upon any payment pursuant to any Credit Support immediately upon demand, and to pay the issuer of the Letter of Credit the amount of all other obligations and other amounts payable to such issuer under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which such Borrower may have at any time against such issuer or any other Person.

          (2) Revolving Loans to Satisfy Reimbursement Obligations.  In the
              ----------------------------------------------------
event that the issuer of any Letter of Credit honors a draw under such Letter of Credit or the Agent shall have made any payment pursuant to any Credit Support and the Borrower shall not have repaid such amount to the issuer of such Letter of Credit or the Agent, as applicable, pursuant to Section 2.4(e)(1), the Agent
                                                   -----------------
shall, upon receiving notice of such failure, notify each Lender of such failure, and each Lender shall unconditionally pay to the Agent, for the account of such issuer or the Agent, as applicable, as and when provided hereinbelow, an amount equal to such Lender's Pro Rata Share of the amount of such payment in Dollars and in same day funds. If the Agent so notifies the

Lenders prior to 12:00 noon (Los Angeles, California time) on any Business Day, each Lender shall make available to the Agent the amount of such payment, as provided in the immediately preceding sentence, on such Business Day. Such amounts paid by the Lenders to the Agent shall constitute Revolving Loans which shall be deemed to have been requested by the Borrowers pursuant to Section 2.2
                                                                    -----------
as set forth in Section 4.7.
                -----------

          (f)  Participations.
               --------------

          (1) Purchase of Participations.  Immediately upon issuance of any
              --------------------------
Letter of Credit in accordance with Section 2.4(d), each Lender shall be deemed
                                    --------------
to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in the Letter of Credit or the Credit Support provided through the Agent to such issuer in connection with the issuance of such Letter of Credit, equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit or the amount of such Credit Support (including, without limitation, all obligations of the Borrowers with respect thereto, and any security therefor or guaranty pertaining thereto).

          (2) Sharing of Reimbursement Obligation Payments. Whenever the Agent
              --------------------------------------------
receives a payment from the Borrowers on account of reimbursement obligations in respect of a Letter of Credit or Credit Support as to which the Agent has previously received for the account of the issuer thereof payment from a Lender pursuant to Section 2.4(e)(2), the Agent shall promptly pay to such Lender such
            -----------------
Lender's Pro Rata Share of such payment from the Borrowers in Dollars. Each such payment shall be made by the Agent on the Business Day on which the Agent receives immediately available funds paid to such Person pursuant to the immediately preceding sentence, if received prior to 10:00 a.m. (Los Angeles, California time) on such Business Day and otherwise on the next succeeding Business Day.

          (3) Documentation.  Upon the request of any Lender, the Agent shall
              -------------
furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, application for any Letter of Credit and credit support or enhancement provided through the Agent in connection with the issuance of any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

          (4) Obligations Irrevocable.  The obligations of each Lender to make
              -----------------------
payments to the Agent with respect to any Letter of Credit or with respect to any Credit Support provided through the Agent with respect to a Letter of Credit, and the obligations of the Borrowers to make payments to the Agent, for the account of the Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever , including, without limitation, any of the following circumstances:

           (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

          (ii) the existence of any claim, setoff, defense or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other Person and the beneficiary named in any Letter of Credit);

         (iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

           (v) the occurrence of any Default or Event of Default.

     (g) Recovery or Avoidance of Payments.  In the event any payment by or
         ---------------------------------
on behalf of the Borrowers received by the Agent with respect to any Letter of Credit or Credit Support provided for any Letter of Credit (or any guaranty by any Borrower or reimbursement obligation of the Borrowers relating thereto) and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata

Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it.

      (h)  Compensation for Letters of Credit.
           ----------------------------------

          (1)  Letter of Credit Fee.  The Borrowers agree to pay to the Agent
               --------------------
with respect to each Letter of Credit, for the account of the Lenders, the Letter of Credit Fee specified in, and in accordance with the terms of, Section
                                                                        -------
3.6.
---

          (2) Issuer Fees and Charges.  The Borrowers shall pay to the issuer of
              -----------------------
any Letter of Credit, or to the Agent, for the account of the issuer of any such Letter of Credit, solely for such issuer's account, such fees and other charges as are charged by such issuer for letters of credit issued by it, including, without limitation, its standard fees for issuing, administering, amending, renewing, paying and canceling letters of credit and all other fees associated with issuing or servicing letters of credit, as and when assessed.

      (i) Indemnification; Exoneration; Power of Attorney
          -----------------------------------------------

          (1) Indemnification.  In addition to amounts payable as elsewhere
              ---------------
provided in this Section 2.4, each Borrower hereby agrees to protect, indemnify,
                 -----------
pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or the Agent may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any credit support or enhancement in connection therewith. The agreement in this Section 2.4(i)(1) shall survive
                                             -----------------
payment of all Obligations.

          (2) Assumption of Risk by the Borrower.  As among the Borrowers, the
              ----------------------------------
Lenders, and the Agent, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority.
                                   -- ----    -- -----
None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this Section 2.4(i).
                                                --------------

          (3) Exoneration.  In furtherance and extension, and not in limitation,
              -----------
of the specific provisions set forth above, any action taken or omitted by the Agent or any Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put the Agent or any Lender under any resulting liability to the Borrowers or relieve the Borrowers of any of their obligations hereunder to any such Person.

          (j)  Supporting Letter of Credit; Cash Collateral.  If,
               --------------------------------------------
notwithstanding the provisions of Section 2.4(b) and Section 12.1 any Letter of
                                  --------------     ------------
Credit is outstanding upon the termination of this Agreement, then upon such termination the Borrowers shall deposit with the Agent, for the ratable benefit of the Agent and the Lenders, with respect to each Letter of Credit then outstanding, as the Majority Lenders, in their discretion shall specify, either
(A) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit may be drawn plus any fees and expenses associated with such Letter of Credit, under which

Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments made by the Agent and the Lenders under such Letter of Credit or under any credit support or enhancement provided through the Agent with respect thereto and any fees and expenses associated with such Letter of Credit, or (B) cash in amounts necessary to reimburse the Agent and the Lenders for payments made by the Agent or the Lenders under such Letter of Credit or under any credit support or enhancement provided through the Agent with respect thereto and any fees and expenses associated with such Letter of Credit. Such Supporting Letter of Credit or deposit of cash shall be held by the Agent, for the ratable benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding.

      2.5 ACH Transactions.
          ----------------

          (a) Each Borrower may request and the Agent may, in its sole and absolute discretion, arrange for such Borrower to obtain from Bank of America or its affiliates ACH Transactions. Each Borrower agrees to indemnify and hold the Agent and the Lenders harmless from any and all obligations now or hereafter owing by the Agent or any of the Lenders to Bank of America or its affiliates arising from or related to such ACH Transactions pursuant to the indemnity referred to in clause (c) below. Immediately upon the Agent issuing any indemnity to Bank of America or its affiliates in connection with ACH Transactions, each Lender shall be deemed to have irrevocably and unconditionally purchased an undivided interest and participation in the indemnity provided by the Agent to the Bank of America equal to such Lender's Pro Rata Share of such indemnity (including, without limitation, all obligations of the Borrowers with respect thereto). The Borrowers agree to pay the Bank of America or its affiliates all amounts owing to the Bank of America or its affiliates pursuant to ACH Transactions. In the event the Borrowers shall not have paid to Bank of America or its affiliates such amounts, the Agent and the Lenders shall pay Bank of America or its affiliates (as applicable) irrespective of any claim, set-off, defense or other right which the Borrowers may have or assert with respect to any of the ACH Transactions; and such amounts when paid by the Agent and the Lenders shall constitute a Revolving Loan which shall be deemed to have been requested by the Borrowers. The Borrowers acknowledge and agree that the obtaining of ACH Transactions from Bank of America or its affiliates (a) is in the sole and absolute discretion of Bank of America or its affiliates, (b) is subject to all rules and regulations of Bank of

America, and (c) is due to Bank of America or its affiliates relying on the indemnity of the Agent and the Lenders to Bank of America or its affiliates with respect to obligations of the Borrowers to Bank of America or its affiliates in connection with the ACH Transactions.

          (b) Cash Collateral; supporting letter of credit. If, notwithstanding the provisions of Section 12.1, obligations are owing or outstanding under or
                  ------------
otherwise with respect to any indemnity referred to in clause (c) of Section
                                                                     -------
2.5(a) at the time of the termination of this Agreement, then, upon such
------
termination, the Borrower shall deposit with the Agent, for the ratable benefit of the Agent and the Lenders, as the Majority Lenders in their discretion shall specify, either (A) cash in amounts necessary to reimburse the Agent and the Lenders for any payments that may be required to be made on account of such obligations, or (B) a standby letter of credit in such amounts, which shall be in form and substance satisfactory to the Agent and issued by an issuer satisfactory to the Agent.

                                   ARTICLE 3

                               INTEREST AND FEES
                               -----------------

      3.1  Interest.
           --------

          (a) Interest Rates.  All outstanding Obligations shall bear interest
              --------------
on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate and Sections 3.1(a)(i) or (ii), as applicable, but not to exceed the
         ------------------    ----
Maximum Rate described in Section 3.3.  Subject to the provisions of Section
                          -----------                                -------
3.2, any of the Loans may be converted into, or continued as, Base Rate Loans or
---
LIBOR Rate Loans in the manner provided in Section 3.2.  If at any time Loans
                                           -----------
are outstanding with respect to which notice has not been delivered to the Agent in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Loans shall be Base Rate Loans and shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

          (i) For all Base Rate Revolving Loans and other Obligations (other than LIBOR Rate Loans) at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin;

         (ii) For all LIBOR Revolving Loans at a per annum rate equal to the LIBOR Rate plus the Applicable Margin.
               ----

Each change in the Base Rate shall be reflected in the interest rate described in clause (i) above as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis
of a 365-day year).   Interest accrued on all Loans will be payable in arrears
on the first day of each month hereafter.

          (b) Default Rate.  If any Default or Event of Default occurs and is
              ------------
continuing and the Majority Lenders in their discretion so elect, then, while any such Default or Event of Default is outstanding, all of the Obligations shall bear interest at the Default Rate applicable thereto.

      3.2  Conversion and Continuation Elections.  (a)  ABT may, upon
           -------------------------------------
irrevocable written notice to the Agent in accordance with Subsection 3.2(b):
                                                           -----------------

        (i) elect, as of any Business Day, in the case of Base Rate Loans to convert any such Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Rate Loans; or

        (ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of LIBOR Rate Loans in
--------
respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, LIBOR Rate Loans, as the case may be, shall terminate.

          (b) ABT shall deliver a notice of conversion/continuation ("Notice of Conversion/Continuation"), the form of which is attached hereto as Exhibit "F",
                                                                   -----------
to be received by the Agent not later than 11:00 a.m. (Los Angeles, California time) at least three (3) Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

                (i)  the proposed Conversion/Continuation Date;

               (ii)  the aggregate amount of Loans to be converted or renewed;

               (iii) the type of Loans resulting from the proposed conversion or continuation.

          (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the Borrower has failed to select timely a new Interest Period to be applicable to LIBOR Rate Loans or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

          (d) The Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

          (e) During the existence of a Default or Event of Default, the Borrower may not elect to have a Loan converted into or continued as a LIBOR Rate Loan.

          (f) After giving effect to any conversion or continuation of Loans, there may not be more than five (5) different Interest Periods in effect.

      3.3 Maximum Interest Rate.  In no event shall any interest rate provided
          ---------------------
for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.3, have been paid or accrued if the interest rates otherwise
     -----------
set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrowers such excess.

      3.4  Closing Fee. The Borrowers agree to pay the Agent the fees set forth
           -----------
in the Fee Letter.

      3.5  Unused Line Fee.  Until the Obligations have been paid in full and
           ---------------
the Agreement terminated, the Borrowers agree to pay, on the first day of each month and on the Termination Date, to the Agent, for the ratable account of the Lenders, an unused line fee equal to one-quarter of one percent (.25%) per annum on the average daily amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving Loans and the undrawn face amount of all outstanding Letters of Credit, during the immediately preceding month or shorter period if calculated on the Termination Date. The unused line fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

      3.6  Letter of Credit Fee.  The Borrowers agree to pay to the Agent, for
           --------------------
the ratable account of the Lenders, for each Letter of Credit, a fee (the "Letter of Credit Fee") equal to one and one-quarter of one percent (1.25%) per annum of the undrawn face amount of each Letter of Credit issued for the Borrowers' account at the

 Borrowers' request, plus all out-of-pocket costs, fees and expenses incurred
                     ----
by the Agent in connection with the application for, issuance of, or amendment to any Letter of Credit, which costs, fees and expenses could include a "fronting fee" required to be paid by the Agent to such issuer for the assumption of the settlement risk in connection with the issuance of such Letter of Credit; the Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit was issued and/or in which a Letter of Credit remains outstanding. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

                                   ARTICLE 4

                            PAYMENTS AND PREPAYMENTS
                            ------------------------

      4.1  Revolving Loans.  The Borrowers shall repay the outstanding principal
           ---------------
balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrowers may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement; provided, however, that with
                                                 --------  -------
respect to any LIBOR Revolving Loans prepaid by the Borrowers prior to the expiration date of the Interest Period applicable thereto, the Borrowers promise to pay to the Agent for account of the Lenders the amounts described in Section
                                                                        -------
5.4.  In addition, and without limiting the generality of the foregoing, upon
---
demand the Borrowers promise to pay to the Agent, for account of the Lenders, the amount, without duplication, by which the Aggregate Revolver Outstandings exceeds the Availability (with Availability for this purpose calculated as if the Aggregate Revolver Outstandings were zero).

      4.2  Termination of Facility.  The Borrowers may terminate this Agreement
           -----------------------
upon at least thirty (30) Business Days' notice to the Agent and the Lenders, upon (a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation of all outstanding Letters of Credit, (b) the payment of the early termination fee set forth in the next sentence, (c) the payment in full in cash of all other Obligations together with accrued interest thereon, and (d) with respect to any LIBOR Rate Loans prepaid in connection with such termination prior to the expiration date of the Interest Period applicable thereto, the payment of the amounts described in Section 5.4.
                                                                   -----------
If this Agreement is terminated at any time prior to the Stated Termination Date, whether pursuant to this Section or pursuant to Section 11.2,
                                                      ------------
the Borrowers shall pay to the Agent, for the account of the Lenders, an early termination fee determined in accordance with the following table:

           PERIOD DURING WHICH          EARLY
           EARLY TERMINATION          TERMINATION
                OCCURS                   FEE
-----------------------------   --------------------

      On or prior to the            2% of the average Loans
      first Anniversary Date        and Letters of
                                    Credit outstanding during
                                    the 180 days (or lesser
                                    period if within 180 days
                                    of the Closing Date)
                                    prior to the date of termination.


      After the first               1% of the average Loans
      Anniversary Date but          and Letters of Credit
      on or prior to the            outstanding during the
      second Anniversary Date       180 days prior to the
                                    date of termination.

provided, however, that if, after the first Anniversary Date, Borrowers elect to prepay the Loans from a facility agented by Bank of America or any of its Affiliates or successors, then Borrowers may prepay all Obligations without any early termination fee.

      4.3 RESERVED.
          --------

      4.4 RESERVED.
          --------

      4.5 RESERVED.
          --------

      4.6  Payments by the Borrower.  (a)  All payments to be made by the
           ------------------------
Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Agent for the account of the Lenders at the Agent's address set forth in
Section 15.8, and shall be made in Dollars and in immediately available funds,
------------
no later than 11:00 a.m. (Los Angeles, California time) on the date specified herein. Any payment received by the Agent later than 11:00 a.m. (Los Angeles, California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

          (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

          (c) Unless the Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

      4.7  Payments as Revolving Loans.  All payments of principal, interest,
           ---------------------------
reimbursement obligations in connection with Letters of Credit, fees, premiums and other sums payable hereunder, including all reimbursement for expenses pursuant to Section 15.7, may, at the option of the Agent, in its sole
            ------------
discretion, subject only to the terms of this Section 4.7, be paid from the
                                              -----------
proceeds of Revolving Loans made hereunder, whether made following a request by the Borrowers pursuant to Section 2.2 or a deemed request as provided in this
                          -----------
Section 4.7.  The Borrowers hereby irrevocably authorize the Agent to charge the
-----------
Loan Account for the purpose of paying principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums and other sums payable hereunder, including reimbursing expenses pursuant to Section 15.7, and
                                                              ------------
agrees that all such amounts charged shall constitute Revolving Loans (including BABC Loans and Agent Advances) and that all such Revolving Loans so made shall be deemed to have been requested by Borrowers pursuant to Section 2.2.
                                                          -----------

      4.8  Apportionment, Application and Reversal of Payments. Aggregate
           ---------------------------------------------------
principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any
                                                               -----
fees, indemnities or expense reimbursements including any amounts relating to ACH Transactions then due to the Agent from the Borrowers; second, to pay any
                                                           ------
fees or expense reimbursements then due to the Lenders from the Borrowers; third, to pay interest due in respect of all Revolving Loans, including BABC
-----
Loans and Agent Advances; fourth, to pay or prepay principal of the BABC Loans
                          ------
and Agent Advances; fifth, to pay or prepay principal of the Revolving Loans
                    -----
(other than BABC Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit; and sixth, to the payment of any other
                                     -----
Obligation due to the Agent or any Lender by the Borrower. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless an Event of Default is outstanding, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Revolving Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Revolving Loans. The Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in Section 2.2(j). The
                                                          --------------
Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

      4.9  Indemnity for Returned Payments.  If, after receipt of any payment
           -------------------------------
of, or proceeds applied to the payment of, all or any part of the Obligations, the Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person, because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continue and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender, and the Borrowers shall be liable to pay to the Agent, and hereby does indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for, the amount of such payment or proceeds surrendered. The provisions of this Section 4.9 shall be and remain effective
                                    -----------
notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 4.9 shall survive the
                                    -----------
termination of this Agreement.

      4.1 Agent's and Lenders' Books and Records; Monthly Statements. The
          ----------------------------------------------------------
Borrowers agree that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to ABT a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section 4.8 and
                                                                 -----------
corrections of errors discovered by the Agent), unless ABT notifies the Agent in writing to the contrary within sixty (60) days after such statement is rendered. In the event a timely written notice of objections is given by ABT, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.


                                   ARTICLE 5

                     TAXES, YIELD PROTECTION AND ILLEGALITY
                     --------------------------------------

      5.1  Taxes. (a)  Any and all payments by the Borrowers to each Lender or
           -----
the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrowers shall pay all Other Taxes.

          (b) The Borrowers agree to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender or the Agent and any liability arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. As of the Closing Date, neither the Borrowers nor the Agent are aware of any such Taxes or Other Taxes. Payment under this indemnification shall be made within 30 days after the date the Lender or the Agent makes written demand therefor.

          (c) If the Borrowers shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

             (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

            (ii)  the Borrowers shall make such deductions and withholdings;

           (iii) the Borrowers shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

            (iv) the Borrowers shall also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

        (d) Within 30 days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrowers shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

        (e) If the Borrowers are required to pay additional amounts to any Lender or the Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrowers which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

      5.2  Illegality.  (a)  If any Lender determines that the introduction of
           ----------
any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by the Lender to ABT through the Agent, any obligation of that Lender to make LIBOR Rate Loans shall be suspended until the Lender notifies the Agent and ABT that the circumstances giving rise to such determination no longer exist.

          (b) If a Lender determines that it is unlawful to maintain any LIBOR Rate Loan, the Borrowers shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 5.4, either on the last day of the
                                   -----------
Interest Period thereof, if the Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Rate Loan. If the Borrowers are required to so prepay any LIBOR Rate Loan, then concurrently with such prepayment, the Borrowers shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

      5.3  Increased Costs and Reduction of Return.  (a)  If any Lender
           ----------------------------------------
determines that, due to either (i) the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

          (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender or any corporation or other entity controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation or other entity controlling the Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to ABT through the Agent, the Borrowers shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase. The Agent and Lender agree to give Borrowers ninety (90) days notice prior to the date such amounts would become effective. During such 90-day period Borrowers may terminate the Agreement with the early termination fee described in Section 4.2 becoming zero irrespective of the date terminated.
                 -----------

      5.4  Funding Losses.  The Borrowers shall reimburse each Lender and hold
           --------------
each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

          (a) the failure of the Borrowers to make on a timely basis any payment of principal of any LIBOR Rate Loan;

          (b) the failure of the Borrowers to borrow, continue or convert a Loan after ABT has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

          (c) the prepayment or other payment (including after acceleration thereof) of an LIBOR Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.

      5.5  Inability to Determine Rates.  If the Agent determines that for any
           ----------------------------
reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify ABT and each Lender. Thereafter, the obligation of the Lenders to make LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, ABT may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If ABT does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrowers, in the amount specified in the applicable notice submitted by ABT, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

      5.6  Certificates of Lenders.  Any Lender claiming reimbursement or
           -----------------------
compensation under this Article 5 shall deliver to ABT (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

      5.7  Survival.  The agreements and obligations of the Borrowers in this
           --------
Article 5 shall survive the payment of all other Obligations.
---------

                                   ARTICLE 6

                                   COLLATERAL
                                   ----------

      6.1 Grant of Security Interest.  (a) As security for all present and
          --------------------------
future Obligations, each Borrower hereby grants to the Agent, for the ratable benefit of the Agent and the Lenders, a continuing security interest in, lien on, collateral assignment where appropriate, of and right of set-off against, all of the following property of such Borrower, whether now owned or existing or hereafter acquired or arising, regardless of where located:

                (i)    all Accounts;

               (ii)    all Inventory;

               (iii) except as pertain to Fixed Assets, all contract rights, letters of credit, Assigned Contracts, chattel paper, instruments, notes, documents, and documents of title;

               (iv)    all General Intangibles;

                 (v) all money, Investment Property, securities and other property of any kind of the Borrower in the possession or under the control of the Agent or any Lender, any assignee of or participant in the Obligations, or a bailee of any such party or such party's affiliates;

                 (vi) all of the Borrower's deposit accounts, credits, and balances with and other claims against the Agent or any Lender or any of its affiliates or any other financial institution with which the Borrower maintains deposits;

                (vii)  all of the Borrower's Proprietary Rights;

               (viii) all books, records and other property related to or referring to any of the foregoing, including, without limitation, books, records, account ledgers, data processing records, computer software and other property and General Intangibles at any time evidencing or relating to any of the foregoing; and

                 (iv) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, except insurance pertaining to Fixed Assets, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

All of the foregoing, and all other property of the Borrower in which the Agent or any Lender may at any time be granted a Lien, is herein collectively referred to as the "Collateral."

          (b) All of the Obligations shall be secured by all of the Collateral.

      6.2 Perfection and Protection of Security Interest. With respect to each
          ----------------------------------------------
Borrower:

          (a) Each Borrower shall, at its expense, perform all steps requested by the Agent at any time to perfect, maintain, protect, and enforce the Agent's Liens, including, without limitation: (i) executing, delivering and/or filing and recording of the Patent and Trademark Agreements and executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Agent; (ii) delivering to the Agent the originals of all instruments, documents, and chattel paper, and all other Collateral of which the Agent determines it should have physical possession in order to perfect and protect the Agent's security interest therein, duly pledged, endorsed or assigned to the Agent without restriction; (iii) delivering to the Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued and certificates of title covering any portion of the collateral for which certificates of title have been issued; (iv) when an Event of Default exists, transferring Inventory to warehouses designated by the Agent; (v) placing notations on the Borrower's books of account to disclose the Agent's security interest; (vii) delivering to the Agent all letters of credit on which the Borrower is named beneficiary; and (viii) taking such other steps as are deemed necessary or desirable by the Agent to maintain and protect the Agent's Liens. To the extent permitted by applicable law, the Agent may file, without the Borrower's signature, one or more financing statements disclosing the Agent's Liens. The Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

          (b) If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of the Borrower's agents or processors, then the Borrower shall notify the Agent thereof and shall, at the request of Agent following an Event of Default, notify such Person of the Agent's security interest in such Collateral and instruct such Person to hold all such Collateral for the Agent's account subject to the Agent's instructions. Unless an Event of Default has occurred, Agent agrees to instruct such Person to accept Borrower's instructions until further notice from Agent. If at any time any Collateral is located on any operating facility of the Borrower which is not owned by the Borrower, then the Borrower shall, at the request of the Agent, obtain written waivers, in form and substance satisfactory to the Agent, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against the Collateral.

          (c) From time to time, the Borrower shall, upon the Agent's request, execute and deliver confirmatory written instruments pledging to the Agent, for the ratable benefit of the Agent and the Lenders, the Collateral with respect to the Borrower, but the Borrower's failure to do so shall not affect or limit any security interest or any other rights of the Agent or any Lender in and to the Collateral with respect to the Borrower. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Agent's Liens shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

      6.3 Location of Collateral.  Each Borrower represents and warrants to the
          ----------------------
Agent and the Lenders that:  (a) Schedule 6.3 is a correct and complete list of
                                 ------------
the Borrower's chief executive office, the location of its books and records, the locations of the Collateral, and the locations of all of its other places of business; and (b) Schedule 6.3 correctly identifies any of such facilities and
                  ------------
locations that are not owned by the Borrower and sets forth the names of the owners, consignees, processors, warehousemen, and lessors or sublessors of and, to the best of the Borrower's knowledge, the holders of any mortgages on, such facilities and locations. Each Borrower covenants and agrees that it will not
(i) maintain any Collateral at any location other than those locations listed for the Borrower on Schedule 6.3, (ii) otherwise change or add to any of such
                    ------------
locations, or (iii) change the location of its chief executive office from the location identified in Schedule 6.3, unless it gives the Agent at least twenty
                       ------------
(20) days' prior written notice thereof and executes any and all financing statements and other documents that the Agent requests in connection therewith. Without limiting the foregoing, each Borrower represents that all of its Inventory (other than Inventory in transit) is, and covenants that all of its Inventory will be, located either (a) on premises owned by the Borrower, (b) on premises leased by the Borrower, provided that the Agent has, if requested by the Agent, received an executed landlord waiver from the landlord of such premises in form and substance satisfactory to the Agent, or (c) in a public warehouse, provided that the Agent has, if requested by the Agent, received an executed bailee letter from the applicable public warehouseman in form and substance satisfactory to the Agent. All Key Locations are set forth on Exhibit
                                                                         -------
"I".  ABT shall notify the Agent two (2) days after any location becomes a Key
---
Location and will submit to Agent an updated Exhibit "I".  ABT will have thirty
                                             -----------
(30) days from the date a location becomes a Key Location to obtain the appropriate documentation described in Subsections (b) and (c) above. Thereafter all Inventory located at such Key Location will be ineligible unless and until such documentation has been obtained.

      6.4 Title to, Liens on, and Sale and Use of Collateral.  Each Borrower
          --------------------------------------------------
represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that: (a) all of the Collateral is and will continue to be owned by the Borrower free and clear of all Liens whatsoever, except for Permitted Liens; (b) the Agent's Liens in the Collateral will not be subject to any prior Lien except for Permitted Liens; (c) the Borrower will use, store, and maintain the Collateral with all reasonable care and will use such Collateral for lawful purposes only; and (d) the Borrower will not, without the Agent's prior written approval, sell, or dispose of or permit the sale or disposition of any of the Collateral except for sales of Inventory in the ordinary course of business. The inclusion of proceeds in the Collateral shall not be deemed to constitute the Agent's or any Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

      6.5 Appraisals.  Whenever a Default or Event of Default exists, the
          ----------
Borrowers shall, at their expense and upon the Agent's request, provide the Agent with appraisals or updates thereof of any or all of the Collateral from an appraiser, and prepared on a basis, satisfactory to the Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulation and by the internal policies of the Lenders.

      6.6 Access and Examination; Confidentiality.  (a)  The Agent, accompanied
          ---------------------------------------
by any Lender which so elects, may at all reasonable times during regular business hours and upon at least two Business Day's advance notice to ABT(and at any time and without notice when a Default or Event of Default exists and is continuing) have access to, examine, audit, make extracts from or copies of and inspect any or all of the Borrower's records, files, and books of account and the Collateral, and discuss any Borrower's affairs with such Borrower's officers and management. Each Borrower will deliver to the Agent any instrument necessary for the Agent to obtain records from any service bureau maintaining records for the Borrower. The Agent may, and at the direction of the Majority Lenders shall, at any time when a Default or Event of Default exists, and at the Borrowers' expense, make copies of all of the Borrowers' books and records, or require each Borrower to deliver such copies to the Agent. The Agent may, without expense to the Agent, use such of the Borrowers' respective personnel, supplies, and premises as may be reasonably necessary for maintaining or enforcing the Agent's Liens. The Agent shall have the right, at any time, in the Agent's name or in the name of a nominee of the Agent, to verify the validity, amount or any other matter relating to the Accounts, Inventory, or other Collateral, by mail, telephone, or otherwise.

          (b) Each Borrower agrees that, subject to the Borrower's prior consent for uses other than in a traditional tombstone, which consent shall not be unreasonably withheld or delayed, the Agent and each Lender may use the Borrower's name in advertising and promotional material and in conjunction therewith disclose the general terms of this Agreement. The Agent and each Lender agree to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrower and provided to the Agent or such Lender by or on behalf of the Borrower, under this Agreement or any other Loan Document. Borrowers hereby notify Agent and Lenders that all information previously provided or to be provided to Agent and/or Lenders should be deemed to be identified as "confidential" or "secret". Neither the Agent, nor such Lender nor any of their respective Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such
             --------  -------
information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable requirement of law; (4) to the extent reasonably required in connection with any litigation or proceeding and as required by court order (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors provided they agree to maintain the confidentiality of such information; (7) to any prospective Participant or assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder;
(8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower is party or is deemed party with the Agent or such Lender, and (9) to its Affiliates. With respect to any disclosure under subsections (2), (4) and (5) above, the Agent shall notify the Borrowers as promptly as practicable of the receipt of a request for disclosure and furnish Borrowers with a copy of such request or legal process and comply and cooperate with

Borrowers' reasonable requests and attempts to maintain the confidentiality of such information.

      6.7 Collateral Reporting.  ABT shall provide the Agent with the following
          --------------------
documents at the following times in form satisfactory to the Agent on a consolidating basis by Borrower and Canadian Guarantor: (a) if Availability is less than $25,000,000 on a weekly basis, or, if Availability is equal to or greater than $25,000,000 for five consecutive Business Days, on a monthly basis a schedule of the Borrowers' Accounts created, collected and as to which credits have been issued since the last such schedule and a Borrowing Base Certificate;
(b) on a monthly basis to be received by Agent by the twentieth day of the following month, or more frequently if requested by Agent following a Default, an aging of the Borrowers' Accounts, together with a reconciliation to the Borrowers' general ledger and a calculation of the ineligible Accounts; (c) on a monthly basis to be received by Agent by the twentieth day of the following month, or more frequently if requested by Agent following a Default, an aging of the Borrowers' accounts payable; (d) on a monthly basis to be received by Agent by the twentieth day of the following month (or more frequently if requested by the Agent following a Default), Inventory reports by category (including, but not limited to, Inventory held by Borrower on consignment), location and, if such location is not owned by Borrower, what, if any, relationship exists with the owner of such location (i.e. consignee, processor, warehouseman), whether such location is a Key Location, with additional detail showing additions to and deletions from the Inventory, a reconciliation to the Borrower's general ledger and a calculation of the ineligible Inventory; (e) upon request, copies of invoices in connection with the Borrowers' Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Borrowers' Accounts and for Inventory acquired by the Borrowers, purchase orders and invoices; (f) upon request, a statement of the balance of each of the Intercompany Accounts; (g) such other reports as to the Collateral of the Borrowers as the Agent shall reasonably request from time to time; and (h) with the delivery of each of the foregoing, a certificate of the Borrowers executed by an officer thereof certifying as to the accuracy and completeness of the foregoing. If any of the Borrowers' records or reports of the Collateral are prepared by an accounting service or other agent, the Borrowers hereby authorize such service or agent to deliver such records, reports, and related documents to the Agent, for distribution to the Lenders.

      6.8 Accounts.  (a) Each Borrower hereby represents and warrants to the
          --------
Agent and the Lenders, with respect to such Borrower's Accounts, that: (i) each existing Account represents, and each future Account will represent, a bona fide
                                                                       ---- ----
sale or lease and delivery of goods by the Borrower, or rendition of services by the Borrower, in the ordinary course of the Borrower's business; (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Agent, without any offset, deduction, defense, or counterclaim except those known to the Borrower and disclosed to the Agent and the Lenders pursuant to this Agreement; (iii) no payment will be received with respect to any Account, and no credit, discount, or extension, or agreement therefor will be granted on any Account, except as reported to the Agent and the Lenders in accordance with this Agreement; (iv) each copy of an invoice delivered to the Agent by the Borrower will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (v) all goods described in any invoice representing a sale of goods will have been delivered to the Account Debtor and all services of the Borrower described in each invoice will have been performed.

          (b) No Borrower shall re-date any invoice or sale or make sales on extended dating beyond that customary in such Borrower's business or extend or modify any Account. If any Borrower becomes aware of any matter adversely affecting the collectability of any Account or Account Debtor involving an amount greater than $100,000, including information regarding the Account Debtor's creditworthiness, the Borrower will promptly so advise the Agent. Agent has been advised of the terms and conditions of the Cargill Account prior to the Closing Date.

          (c) No Borrower shall accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Account without the Agent's written consent, provided, that, a Borrower may accept a note or instrument with respect to an Account without the Agent's consent as long as all such notes and instruments accepted by the Borrowers do not exceed $500,000 in the aggregate at any time. If the Agent consents to the acceptance of any such instrument, it shall be considered as evidence of the Account and not payment thereof and the Borrower will promptly deliver such instrument to the Agent, endorsed by the Borrower to the Agent in a manner satisfactory in form and substance to the Agent. Regardless of the form of presentment, demand, notice of protest with respect thereto, the Borrower shall remain liable thereon until such instrument is paid in full.

          (d) Each Borrower shall notify the Agent promptly of all disputes and claims in excess of $250,000 with any Account Debtor, and agrees to settle, contest, or adjust such dispute or claim at no expense to the Agent or any Lender. No discount, credit or allowance shall be granted to any such Account Debtor without the Agent's prior written consent, except for discounts, credits and allowances made or given in the ordinary course of the Borrower's business when no Event of Default exists hereunder. The Borrower shall send the Agent a copy of each such credit memorandum in excess of $100,000 as soon as issued.
The Agent may, and at the direction of the Majority Lenders shall, at all times when an Event of Default exists hereunder, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which the Agent or the Majority Lenders, as applicable, shall consider advisable and, in all cases, the Agent will credit the Borrower's Loan Account with only the net amounts received by the Agent in payment of any Accounts.

          (e) If an Account Debtor returns any Inventory to any Borrower when no Event of Default exists, then the Borrower shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. Each Borrower shall immediately report to the Agent any return involving an amount in excess of $250,000. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to the Borrower when an Event of Default exists, the Borrower, upon request of the Agent, shall: (i) hold the returned Inventory in trust for the Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Agent's written instructions; and (iv) not issue any credits or allowances with respect thereto without the Agent's prior written consent. All returned Inventory shall be subject to the Agent's Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory.

      6.9 Collection of Accounts; Payments.  (a) Until the Agent notifies ABT to
          --------------------------------
the contrary, each Borrower shall make collection of all Accounts and other Collateral for the Agent, shall receive all payments as the Agent's trustee, and shall immediately deliver all payments in their original form duly endorsed in blank into a Payment Account established for the account of the Borrower at a bank acceptable to Agent and subject to documentation acceptable to Agent. If the Agent requests, each Borrower shall establish a lock-box service for collections of Accounts at a bank acceptable to the Agent and pursuant to documentation satisfactory to the Agent. If such lock-box service is established, the Borrower shall instruct all Account Debtors to make all payments directly to the address established for such service. If, notwithstanding such instructions, the Borrower receives any proceeds of Accounts, it shall receive such payments as the Agent's trustee, and shall immediately deliver such payments to the Agent in their original form duly endorsed in blank or deposit them into a Payment Account, as the Agent may direct. All collections received in any such lock-box or Payment Account or directly by the Borrower or the Agent, and all funds in any Payment Account or other account to which such collections are deposited shall be subject to the Agent's sole control. The Agent or the Agent's designee may, at any time after the occurrence of an Event of Default, notify Account Debtors that the Accounts have been assigned to the Agent and of the Agent's security interest therein, and may collect them directly and charge the collection costs and expenses to the Borrower's Loan Account as a Revolving Loan. So long as an Event of Default has occurred and is continuing, the Borrower, at the Agent's request, shall execute and deliver to the Agent such documents as the Agent shall require to grant the Agent access to any post office box in which collections of Accounts are received.

          (b) If sales of Inventory are made or services are rendered for cash, each Borrower shall immediately deliver to the Agent or deposit into a Payment Account the cash which the Borrower receives.

          (c) All payments, including immediately available funds received by the Agent at a bank designated by it, received by the Agent on account of Accounts or as proceeds of other Collateral will be the Agent's sole property for its benefit and the benefit of the Lenders and will be credited to the Borrower's Loan Account (conditional upon final collection) on that Business Day.

          (d) In the event the Borrowers repay all of the Obligations upon the termination of this Agreement or upon acceleration of the Obligations, other than through the Agent's receipt of payments on account of the Accounts or proceeds of the other Collateral, such payment will be credited (conditional upon final collection) to the Borrowers' Loan Account on the same Business Day of the Agent's receipt of such funds.

     6.10 Inventory; Perpetual Inventory.  Each Borrower represents and warrants
          ------------------------------
to the Agent and the Lenders and agrees with the Agent and the Lenders that all of the Inventory owned by the Borrower is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of the Borrower's business, and is and will be fit for such purposes.
The Borrower will keep its Inventory in good and marketable condition, at its own expense. Borrower will not, without the prior knowledge of the Agent, acquire or accept any Inventory on consignment or approval. The Borrower agrees that all Inventory produced in the United States will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. The Borrower will conduct a physical count of the Inventory at least once per Fiscal Year, and after and during the continuation of an Event of Default, at such other times as the Agent requests. The Borrower will maintain a perpetual inventory reporting system at all times. Except as disclosed to Agent in writing, the Borrower will not, without the Agent's written consent, sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis other than as provided herein.

     6.11 Equipment.  Each Borrower represents and warrants to the Agent and the
          ---------
Lenders and agrees with the Agent and the Lenders that all of the Equipment owned by the Borrower is and will be used or held for use in the Borrower's business, and is and will be fit for such purposes. The Borrower shall keep and maintain its Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof.

     6.12 Assigned Contracts.  Each Borrower shall fully perform all of its
          ------------------
obligations under each of the Assigned Contracts, and shall enforce all of its rights and remedies thereunder, in each case, as it deems appropriate in its business judgment; provided, however, that the Borrower shall not take any
                   --------  -------
action or fail to take any action with respect to its Assigned Contracts which would cause the termination of a material Assigned Contract. Without limiting the generality of the foregoing, the Borrower shall take all action necessary or appropriate to permit, and shall not take any action which would have any materially adverse effect upon, the full enforcement of all indemnification rights under its Assigned Contracts. The Borrower shall not, without the Agent's and the Majority Lenders' prior written consent, modify, amend, supplement, compromise, satisfy, release, or discharge any of its Assigned Contracts, any collateral securing the same, any Person liable directly or indirectly with respect thereto, or any agreement relating to any of its Assigned Contracts or the collateral therefor. The Borrower shall notify the Agent and the Lenders in writing, promptly after the Borrower becomes aware thereof, of any event or fact which could give rise to a claim by any Person for indemnification under any of its Assigned Contracts, and shall diligently pursue such right and report to the Agent on all further developments with respect thereto. The Borrower shall remit directly to the Agent for application to the Obligations in such order as the Majority Lenders shall determine, all amounts received by the Borrower as indemnification or otherwise pursuant to its Assigned Contracts. If an Event of Default then exists, the Agent may, and at the direction of the Majority Lenders shall, directly enforce such right in its own or the Borrower's name and may enter into such settlements or other agreements with respect thereto as the Agent or the Majority Lenders, as applicable, shall determine. All such obligations of the Borrower shall be and remain enforceable only against the Borrower and shall not be enforceable against the Agent. Notwithstanding any provision hereof to the contrary, the Borrower shall at all times remain liable to observe and perform all of its duties and obligations under its Assigned Contracts, and the Agent's or any Lender's exercise of any of their respective rights with respect to the Collateral shall not release the Borrower from any of such duties and obligations. Neither the Agent nor any Lender shall be obligated to perform or fulfill any of the Borrower's duties or obligations under its Assigned Contracts or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any property.

     6.13 Documents, Instruments, and Chattel Paper.  Each Borrower represents
          -----------------------------------------
and warrants to the Agent and the Lenders that (a) all documents, instruments, and chattel paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine, and (b) all goods evidenced by such documents, instruments, and chattel paper are and will be owned by the Borrower, free and clear of all Liens other than Permitted Liens.

     6.14 Right to Cure.  The Agent may, in its discretion, and shall, at the
          -------------
direction of the Majority Lenders, pay any amount or do any act required of the Borrowers hereunder or under any other Loan Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Agent's Liens therein, and which the Borrowers fail to pay or do, including, without limitation, payment of any judgment against the Borrower, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's claim, and any other Lien upon or with respect to the Collateral. All payments that the Agent makes under this Section 6.14 and all out-of-pocket costs and expenses
                           ------------
that the Agent pays or incurs in connection with any action taken by it hereunder shall be charged to the Borrowers' Loan Account as a Revolving Loan . Any payment made or other action taken by the Agent under this Section 6.14
                                                               ------------
shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

     6.15 Power of Attorney.  Each Borrower hereby appoints the Agent and the
          -----------------
Agent's designee as the Borrower's attorney, with power: (a) so long as any Event of Default has occurred and is continuing, to endorse the Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Agent's or any Lender's possession; (b) so long as any Event of Default has occurred and is continuing, to sign the Borrower's name on any invoice, bill of lading, warehouse receipt or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts, and on notices of assignment; (c) to sign that Borrower's name on financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (d) so long as any Event of Default has occurred and is continuing, to notify the post office authorities to change the address for delivery of the Borrower's mail to an address designated by the Agent and to receive, open and dispose of all mail addressed to the Borrower; (e) to send requests for verification of Accounts to customers or Account Debtors; (f) so long as any Event of Default has occurred and is continuing, to clear Inventory, the purchase of which was financed with Letters of Credit, through customs in the Borrower's name, the Agent's name or the name of the Agent's designee, and to sign and deliver to customs officials powers of attorney in the Borrower's name for such purpose; and (g) to do all things necessary to carry out this Agreement. Each Borrower ratifies and approves all acts of such attorney. None of the Lenders or the Agent nor their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

     6.16 The Agent's and Lenders' Rights, Duties and Liabilities. Each Borrower
          -------------------------------------------------------
assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Agent or any Lender to take any steps to perfect the Agent's Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release the Borrowers from any of the Obligations. Following the occurrence and continuation of an Event of Default, the Agent may (but shall not be required to), and at the direction of the Majority Lenders shall, without notice to or consent from the Borrowers, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Borrowers for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Agent and/or any Lender and the Borrowers.


                                   ARTICLE 7

               BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES
               -------------------------------------------------

      7.1 Books and Records.  Each Borrower shall maintain, at all times,
          -----------------
correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 7.2(a). The Borrower shall, by means of appropriate
            --------------
entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. The Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejections, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

      7.2 Financial Information.  ABT shall promptly furnish to each Lender, all
          ---------------------
such financial information as the Agent or any Lender shall reasonably request, and, following the occurrence of an Event of Default, notify its auditors and accountants that the Agent, on behalf of the Lenders, is authorized to obtain such information directly from them. Without limiting the foregoing, ABT and each Borrower will furnish to each Lender, the following:

          (a) Within two days after filing with the Exchange Commission, but in any event not later than ninety-two (92) days after the close of each Fiscal Year, consolidated audited balance sheets and statements of income and expense, cash flow and of stockholders' equity for ABT and its Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of ABT and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified as to scope of independent certified public accountants selected by ABT and reasonably satisfactory to the Agent. ABT, simultaneously with retaining such independent public accountants to conduct such annual audit, shall send a letter to such accountants, with a copy to the Agent and the Lenders, notifying such accountants that one of the purposes for retaining such accountants' services for the audit of ABT's financial statements is for use by the Agent and the Lenders. Following the occurrence of an Event of Default, ABT hereby authorizes the Agent to communicate directly with its certified public accountants and, by this provision, authorizes those accountants to disclose to the Agent any and all financial statements and other supporting financial documents and schedules relating to any Borrower or Canadian Guarantor and to discuss directly with the Agent the finances and affairs of such Borrower or Canadian Guarantor.

          (b) As soon as available, but in any event not later than thirty (30) days after the end of each month which is not the end of a fiscal quarter, consolidated unaudited balance sheets of ABT and its consolidated Subsidiaries as at the end of such month, and consolidated unaudited statements of income and expense for ABT and its consolidated Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operations of ABT and its consolidated Subsidiaries as at the date thereof and for such periods, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section
                                                                      -------
7.2(a); provided, however, that prior to June 30, 1999 intercompany items need
------
not be eliminated and other reclassifications and adjustments that do not render such monthly financial statements materially incomplete or inaccurate do not need to be reflected as long as such reclassifications and adjustments are disclosed to Agent. ABT shall certify by a certificate signed by its chief financial officer that all such statements have been prepared in accordance with GAAP and present fairly, subject to normal year-end adjustments, the Borrowers' and Canadian Guarantors' financial position as at the dates thereof and its results of operations for the periods then ended.

          (c) Within two days after filing with the Exchange Commission, but in any event not later than forty-seven (47) days after the close of each fiscal quarter other than the fourth quarter of a Fiscal Year, consolidated unaudited balance sheets of ABT and its consolidated Subsidiaries as at the end of such quarter, and consolidated unaudited statements of income and expense and statement of cash flows for ABT and its consolidated Subsidiaries for such quarter and for the period from the beginning of the Fiscal Year to the end of such quarter, all in reasonable detail, fairly presenting the financial position and results of operation of ABT and its Subsidiaries as at the date thereof and for such periods, prepared in accordance with GAAP consistent with the audited Financial Statements required to be delivered pursuant to Section 7.2(a). ABT
                                                          --------------
shall certify by a certificate signed by its chief financial officer that all such statements have been prepared in accordance with GAAP and present fairly, subject to normal year-end adjustments, the Borrowers' and Canadian Guarantors' financial position as at the dates thereof and the results of operations for the periods then ended.

          (d) With each of the audited Financial Statements delivered pursuant to Section 7.2(a), a certificate of the
   --------------
independent certified public accountants that examined such statement to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default, except for those, if any, described in reasonable detail in such certificate.

          (e) With each of the Financial Statements delivered pursuant to
Section 7.2(a), 7.2(b) and 7.2(c), a certificate of the chief financial officer
--------------  ------     ------
of ABT (i) setting forth in reasonable detail the calculations required to establish that the Borrowers and Canadian Guarantors were in compliance with the covenants set forth in Sections 9.21 and 9.22 during the period covered in such
                       -------------     ----
Financial Statements and as at the end thereof, and (ii) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Borrowers and Canadian Guarantors contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular day, (B) the Borrowers and Canadian Guarantors are, at the date of such certificate, in compliance in all material respects with all of their respective covenants and agreements in this Agreement and the other Loan Documents, (C) no Default or Event of Default then exists or existed during the period covered by such Financial Statements. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Borrowers and Canadian Guarantors have taken or propose to take with respect thereto.

          (f) Commencing with the Fiscal Year beginning July 1, 1999, no sooner than sixty (60) days and not less than prior to the beginning of each Fiscal Year, annual forecasts (to include forecasted consolidated balance sheets, statements of income and expenses and statements of cash flow, and consolidating statements of income and expenses, for ABT and its Subsidiaries as at the end of and for each month of such Fiscal Year.

          (g) Promptly after filing with the PBGC and the IRS, a copy of each annual report or other filing filed with respect to each Plan of each Borrower.

          (h) Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by ABT or any of its Subsidiaries with the Securities and Exchange Commission under the

Exchange Act, and all reports, notices, or statements sent or received by ABT or any of its Subsidiaries to or from the holders of any equity interests of ABT (other than routine non-material correspondence sent by shareholders of ABT to ABT) or any such Subsidiary or of any Debt for Borrowed Money of ABT or any of its Subsidiaries registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

          (i) As soon as available, but in any event not later than 15 days after any Borrower's receipt thereof, a copy of all management reports and management letters prepared for any Borrower by KPMG Peat Marwick LLP or any other independent certified public accountants of the Borrower.

          (j) On a quarterly basis until June 30, 1999 and on a monthly basis thereafter, on or before the forty-fifth (45th) day of the following quarter), or the thirtieth (30th) day of the following month as applicable, a report reflecting the intercompany loans disbursed by and between Borrowers and Canadian Guarantors during the prior quarterly or monthly period, as applicable.

          (k) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which ABT makes available to its shareholders.

          (l) Promptly after filing with the IRS, a copy of each federal income tax return filed by ABT or by any of its Subsidiaries except for such returns covering periods prior to the effective date of the acquisition of any Subsidiary.

          (m) Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of the Borrowers or any of their Subsidiaries.

          (n) Each set of financial statements submitted pursuant to Sections
                                                                     --------
7.2(a), 7.2(b), and 7.2(c) shall be accompanied by an unaudited consolidating
------  ------      ------
balance sheet and statement of income and expenses, for ABT and its consolidated subsidiaries which reconcile to the consolidated financial statements for the same period.

      7.3 Notices to the Lenders.  Each Borrower shall notify the Agent and the
          ----------------------
Lenders, in writing of the following matters at the following times:

          (a) Within two (2) Business Days after becoming aware of any Default or Event of Default.

          (b) Within two (2) Business Days after becoming aware of the assertion by the holder of any capital stock of the Borrower or Subsidiary thereof or of any Debt that a default exists with respect thereto or that the Borrower is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance.

          (c) Within two (2) Business Days after any Responsible Officer becomes aware of any material adverse change in the Borrower's or any Subsidiary's property, business, operations, or condition (financial or otherwise).

          (d) Within two (2) Business Days after becoming aware of any pending or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Governmental Authority, or which may materially and adversely affect the Collateral, the repayment of the Obligations, the Agent's or any Lender's rights under the Loan Documents, or the Borrower's or any Subsidiary's property, business, operations, or condition (financial or otherwise).

          (e) Within two (2) Business Days after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Borrower or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect.

          (f) Within two (2) Business Days after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting the Borrower which could reasonably be expected to have a Material Adverse Effect.

          (g) Within two (2) Business Days after receipt of any notice of any violation by the Borrower or any of its Subsidiaries of any Environmental Law or that any Governmental Authority has asserted that the Borrower or any Subsidiary thereof is not in compliance with any Environmental Law or is investigating the Borrower's or such Subsidiary's compliance therewith which could reasonably be expected to have a Material Adverse Effect.

          (h) Within two (2) Business Days after receipt of any written notice that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that the Borrower or any Subsidiary is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $250,000.

          (i) Within two (2) Business Days after receipt of any written notice of the imposition of any Environmental Lien against any property of the Borrower or any of its Subsidiaries.

          (j) Any change in the Borrower's name, state of incorporation, or form of organization, trade names under which the Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto.

          (k) Within ten (10) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know, that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto.

          (l) Upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, within three (3) Business Days after the filing thereof with the PBGC, the DOL or the IRS, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL or the IRS with respect to any Plan and all communications received by the Borrower or any ERISA Affiliate from the PBGC, the DOL or the IRS with respect to such request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL or the IRS, with respect to each Plan of either Borrower or any ERISA Affiliate.

          (m) Upon request, copies of each actuarial report for any Plan or Multi-employer Plan and annual report for any Multi-employer Plan; and within three (3) Business Days after receipt thereof by the Borrower or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC's intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability.

          (n) Within three (3) Business Days after the occurrence thereof: (i) any changes in the benefits of any existing Plan which increase the Borrower's annual costs with respect thereto by an amount in excess of $500,000, or the establishment of any new Plan or the commencement of contributions to any Plan to which the Borrower or any ERISA Affiliate was not previously contributing; or
(ii) any failure by the Borrower or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment.

          (o) Within three (3) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Multi-employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan.

          Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the Borrower, its Subsidiary, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.


                                   ARTICLE 8

                     GENERAL WARRANTIES AND REPRESENTATIONS
                     --------------------------------------

     EACH BORROWER warrants and represents to the Agent and the Lenders that except as hereafter disclosed to and accepted by the Agent and the Majority Lenders in writing:

      8.1 Authorization, Validity, and Enforceability of this Agreement and the
          ---------------------------------------------------------------------
Loan Documents.  The Borrower has the corporate power and authority to execute,
--------------
deliver and perform this Agreement and the other Loan Documents, to incur the Obligations, and to grant to the Agent Liens upon and security interests in the Collateral. The Borrower has taken all necessary corporate action (including without limitation, obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents have been duly executed and delivered by the Borrower, and constitute the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms without defense, setoff or counterclaim. The Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the property of the Borrower or any of its Subsidiaries by reason of the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture, or instrument to which the Borrower is a party or which is binding upon it, (b) any Requirement of Law applicable to the Borrower or any of its Subsidiaries, or (c) the certificate or articles of incorporation or by-laws of the Borrower or any of its Subsidiaries.

      8.2 Validity and Priority of Security Interest.  The provisions of this
          ------------------------------------------
Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral, except for Permitted Liens having priority over such Liens securing all the Obligations, and enforceable against the Borrower and all third parties.

      8.3 Organization and Qualification.  The Borrower (a) is duly incorporated
          ------------------------------
and organized and validly existing in good standing under the laws of the state of its incorporation, (b) is qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth on Schedule 8.3 in which
                                                          ------------
the failure to so qualify could reasonably be expected to have a material adverse effect on the Borrower's business, operations, prospects, property or condition (financial or otherwise), and (c) has all requisite power and authority to conduct its business and to own its property.

      8.4 Corporate Name; Prior Transactions.  Except as set forth on Schedule
          ----------------------------------                          --------
8.4, the Borrower has not, during the past five (5) years or since becoming an
---
Affiliate of ABT (whichever is shorter), been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business other than part of ABT's acquisition program described in documents filed with the Exchange Commission.

      8.5 Subsidiaries and Affiliates.  Schedule 8.5 is a correct and complete
          ---------------------------   ------------
list of the name and relationship to the Borrower of each and all of the Borrower's Subsidiaries and other Affiliates. Each Subsidiary is (a) duly incorporated and organized and validly existing in good standing under the laws of its state of incorporation set forth on Schedule 8.5, and (b) qualified to do
                                           ------------
business as a foreign corporation and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a material adverse effect on any such Subsidiary's business, operations, prospects, property, or condition (financial or otherwise) and (c) has all requisite power and authority to conduct its business and own its property.

      8.6 Financial Statements and Projections.  (a) ABT has delivered to the
          ------------------------------------
Agent and the Lenders the audited balance sheet and related statements of income, cash flows, and changes in stockholders equity for ABT and its consolidated Subsidiaries as of June 30, 1997, and for the Fiscal Year then ended, accompanied by the report thereon of ABT's independent certified public accountants, KPMG Peat Marwick LLP. ABT has also delivered to the Agent and the Lenders the unaudited balance sheet and related statements of income and cash flows for ABT and its consolidated Subsidiaries as of March 31, 1998. Such financial statements are attached hereto as Exhibit "C". All such financial
                                            -----------
statements have been prepared in accordance with GAAP and present accurately and fairly the financial position of ABT and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended.

          (b) The Latest Projections when submitted to the Lenders as required herein represent ABT's best estimate of the future financial performance of ABT and its consolidated Subsidiaries for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which ABT believes are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lender.

      8.7 Capitalization. Schedule 8.7 accurately reflects the Borrower's
          --------------  ------------
current capital structure.

      8.8 Solvency.  The Borrower is Solvent prior to and after giving effect to
          --------
the making of the Revolving Loans to be made on the Closing Date and the issuance of the Letters of Credit to be issued on the Closing Date, and shall remain Solvent during the term of this Agreement.

      8.9 Debt.  After giving effect to the making of the Revolving Loans to be
          ----
made on the Closing Date, the Borrower and its Subsidiaries have no Debt, except
(a) the Obligations, (b) Debt described on Schedule 8.9, and (c) trade payables
                                           ------------
and other contractual obligations arising in the ordinary course of business.

      8.10 Distributions.  Since July 1, 1997, no Distribution has been
           -------------
declared,paid, or made upon or in respect of any capital stock or other securities of ABT.

      8.11 Title.  Borrower has good, indefeasible, and merchantable title to
           -----
all of the Collateral (including, without limitation, the assets reflected on the March 31, 1998 Financial Statements delivered to the Agent and the Lenders, except as disposed of in the ordinary course of business since the date thereof), free of all Liens except Permitted Liens.

      8.12 Real Estate; Leases.  Schedule 8.12 sets forth, as of the Closing
           -------------------   -------------
Date, a correct and complete list of all Real Estate owned by the Borrower or any of its Subsidiaries, all leases and subleases of real or personal property by the Borrower or its Subsidiaries as lessee or sublessee (other than leases of personal property as to which the Borrower is lessee or sublessee for which the value of such personal property is less than $250,000), and all leases and subleases of real or personal property by the Borrower or its Subsidiaries as lessor, lessee, sublessor or sublessee. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists.

      8.13 Proprietary Rights.  Schedule 8.13(a) sets forth a correct and
           ------------------   ----------------
complete list of all of the Borrower's patents, patent applications, PVP Certificates, and trademarks. None of the Intellectual Property is subject to any licensing agreement or similar arrangement except as set forth on Schedule
                                                                      --------
8.13(b) which ABT is to provide to Agent within forty-five (45) days of the
-------
Closing Date and which Schedule 8.13(a) and 8.13(b) will be updated on a
                       ----------------     -------
quarterly basis and will be provided to Agent on November 1, February 1, May 1, and August 1 of each year. To the best of the Borrower's knowledge, none of the Proprietary Rights infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the Proprietary Rights. The Proprietary Rights described on Schedule 8.13(a) and to be described in Schedule 8.13(b)
             ----------------                        ----------------
constitutes all of the property of such type necessary to the current conduct of the Borrower's business.

      8.14 Trade Names.  All trade names or styles owned or licensed by the
           -----------
Borrower under which the Borrower or any of its Subsidiaries sell Inventory or create Accounts, or to which instruments in payment of Accounts are made payable, are listed on Schedule 8.14.
                       -------------

      8.15 Litigation.  Except as set forth on Schedule 8.15, there is no
           ----------                          -------------
pending or (to the best of the Borrower's knowledge) threatened, action, suit, proceeding, or counterclaim by any Person, or investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to cause a Material Adverse Effect.

      8.16 Restrictive Agreements.  Neither the Borrower nor any of its
           ----------------------
Subsidiaries is a party to any contract or agreement, or subject to any charter or other corporate restriction, which affects its ability to execute, deliver, and perform the Loan Documents and repay the Obligations or which materially and adversely affects or, insofar as the Borrower can reasonably foresee, could reasonably be expected to materially and adversely affect, the property, business, operations, or condition (financial or otherwise) of the Borrower or such Subsidiary, or would in any respect cause a Material Adverse Effect.

      8.17 Labor Disputes.  Except as set forth on Schedule 8.17, (a) there is
           --------------                          -------------
no collective bargaining agreement or other labor contract covering employees of the Borrower or any of its Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Borrower or any of its Subsidiaries or for any similar purpose, and (d) there is no pending or (to the best of the Borrower's knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Borrower or its Subsidiaries or their employees.

      8.18 Environmental Laws.  Except as otherwise disclosed on Schedule 8.18:
           ------------------                                    -------------
The Borrower and its Subsidiaries are in compliance in all material respects with all Environmental Laws applicable to its Premises and business, and neither the Borrower nor any Subsidiary nor any of its present Premises or operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

      8.19 No Violation of Law.  Neither the Borrower nor any of its
           -------------------
Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

      8.20 No Default.  Neither the Borrower nor any of its Subsidiaries is in
           ----------
default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which the Borrower or such Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

      8.21 ERISA Compliance.  Except as specifically disclosed in Schedule 8.21:
           ----------------                                       -------------

          (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification. The Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

          (b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

      8.22 Taxes.  The Borrower and its Subsidiaries have filed all federal and
           -----
other tax returns and reports required to be filed, and, except for a deminimus amount not to exceed $100,000 in the aggregate for all Borrowers, the Borrower and its Subsidiaries have paid all federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable.

      8.23 Regulated Entities.  None of the Borrower, any Person controlling the
           ------------------
Borrower, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

      8.24 Use of Proceeds; Margin Regulations.  The proceeds of the Loans are
           -----------------------------------
to be used solely for working capital purposes. Neither the Borrower nor any Subsidiary is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

      8.25 Copyrights, Patents, Trademarks and Licenses, etc.  The Borrower
           -------------------------------------------------
owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

      8.26 No Material Adverse Change.  No material adverse change has occurred
           --------------------------
in the Borrower's Property, business, operations, or conditions (financial or otherwise) since the date of the Financial Statements delivered to the Lender. On the basis of a review and assessment undertaken by ABT of it's computer applications, ABT reasonably believes that the "Year 2000 problem" (that is, the risk that computer applications used by any person may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) will not result in a material adverse change in the operations, business, properties, or condition (financial or otherwise) of ABT and its Subsidiaries.

      8.27 Full Disclosure.  None of the representations or warranties made by
           ---------------
the Borrower or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Borrower or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Borrower to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

      8.28 Material Agreements.  Schedule 8.28 hereto sets forth all material
           -------------------   -------------
agreements and contracts to which the Borrower or any of its Subsidiaries is a party or is bound as of the date hereof.

      8.29 Bank Accounts.  Schedule 8.29 contains a complete and accurate list
           -------------   -------------
of all bank accounts maintained by the Borrower with any bank or other financial institution.

      8.30 Governmental Authorization.  No approval, consent, exemption,
           --------------------------
authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower or any of its Subsidiaries of this Agreement or any other Loan Document.

                                   ARTICLE 9

                       AFFIRMATIVE AND NEGATIVE COVENANTS
                       ----------------------------------

          EACH BORROWER covenants to the Agent and each Lender that, so long as any of the Obligations remain outstanding or this Agreement is in effect:

      9.1 Taxes and Other Obligations.  The Borrower shall, and shall cause each
          ---------------------------
of its Subsidiaries to, (a) file when due all tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent, upon request, evidence of its compliance with the foregoing; and (c) pay when due all valid Debt owed by it and all valid claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons, and all other indebtedness owed by it and perform and dis charge in a timely manner all other obligations undertaken by it; provided,
                                                                  --------
however, so long as the Borrower has notified the Agent in writing, neither the
-------
Borrower nor any of its Subsidiaries need pay any tax, fee, assessment, or governmental charge, that (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) the Borrower or its Subsidiary, as the case may be, has established proper reserves as provided in GAAP, and (iii) no Lien (other than a Permitted Lien) results from such non-payment.

      9.2 Corporate Existence and Good Standing.  The Borrower shall, and shall
          -------------------------------------
cause each of its Subsidiaries to, maintain its corporate existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a material adverse effect on the Borrower's or such Subsidiary's property, business, operations, prospects, or condition, (financial or otherwise), provided that any Borrower may terminate its corporate existence and qualification in any jurisdiction by merger or dissolution to the extent that the net assets of any such Borrower are transferred or distributed to ABT or one or more of its Subsidiaries who are party to this Agreement.

      9.3 Compliance with Law and Agreements; Maintenance of Licenses.  The
          -----------------------------------------------------------
Borrower shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act). The Borrower shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date. The Borrower shall not modify, amend or alter its certificate or article of incorporation other than in a manner which does not adversely affect the rights of the Lenders or the Agent.

      9.4 Maintenance of Property.  The Borrower shall, and shall cause each of
          -----------------------
its Subsidiaries to, maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

      9.5 Insurance.  (a)  The Borrower shall maintain, and shall cause each of
          ---------
its Subsidiaries to maintain, with financially sound and reputable insurers having a rating of at least A-VII or better by Best Rating Guide, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; public liability and third party property damage; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, as the Agent, in its discretion, or acting at the direction of the Majority Lenders, shall specify, in amounts, and under policies acceptable to the Agent and the Majority Lenders. Without limiting the foregoing, the Borrower shall also maintain, and shall cause each of its Subsidiaries to maintain, flood insurance, in the event of a designation of any of the Equipment and Inventory located on such Real Estate is located as "flood prone" or a "flood risk area," (hereinafter "SFHA") as defined by the Flood Disaster Protection Act of 1973, in an amount to be reasonably determined by the Agent, and shall comply with the additional requirements of the National Flood Insurance Program as set forth in said Act. The Borrower shall also maintain flood insurance for its Inventory which is, at any time, located in a SFHA.

          (b) The Borrower shall cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named in each such policy covering the Collateral as secured party and sole loss payee or additional insured, in a manner reasonably acceptable to the Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of the Borrower or any of its Subsidiaries or the owner of any premises for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by the Borrower when due, and certificates of insurance and, if requested by the Agent, photocopies of the policies, shall be delivered to the Agent, in each case in sufficient quantity for distribution by the Agent to each of the Lenders. If the Borrower fails to procure such insurance or to pay the premiums therefor when due, the Agent may, after reasonable notice to ABT, and at the direction of the Majority Lenders shall, do so from the proceeds of Revolving Loans.

          (c) The Borrower shall promptly notify the Agent and the Lenders of any loss, damage, or destruction to Collateral having a value in excess of $250,000, arising from its use, whether or not covered by insurance. Prior to the occurrence of an Event of Default, ABT shall be authorized to collect all insurance proceeds and shall use such proceeds to repair or replace the Collateral. After an Event of Default, the Agent is hereby authorized to collect all insurance proceeds directly, and to apply or remit them as follows:

               (i) With respect to insurance proceeds relating to property other than Collateral, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall promptly remit to the Borrower such proceeds.

               (ii) With respect to insurance proceeds relating to Collateral other than Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 4.8.
                                         -----------

      9.6 Negative Pledge.  Except for Permitted Liens, the Borrower will not
          ---------------
pledge, grant a securing interest in, or Lien on, or otherwise encumber any of its Fixed Assets as long as this Agreement is in effect.

      9.7 Environmental Laws.  (a)  The Borrower shall, and shall cause each of
          ------------------
its Subsidiaries to, conduct its business in material compliance with all Environmental Laws applicable to it, including, without limitation, those relating to the generation, handling, use, storage, and disposal of any Contaminant. The Borrower shall, and shall cause each of its Subsidiaries to, take prompt and appropriate action to respond to any non-compliance with Environmental Laws which, if not responded to, would have a Material Adverse Effect, and shall regularly report to the Agent on such response.

          (b) Without limiting the generality of the foregoing, the Borrower shall submit to the Agent and the Lenders annually, commencing on the first Anniversary Date, and on each Anniversary Date thereafter, an update of the status of each environmental compliance or liability issue. The Agent or any Lender may request copies of technical reports prepared by the Borrower and its communications with any Governmental Authority to determine whether the Borrower or any of its Subsidiaries is proceeding reasonably to correct, cure or contest in good faith any alleged non-compliance or environmental liability.

      9.8 Compliance with ERISA.  The Borrower shall, and shall cause each of
          ---------------------
its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; (e) not engage in a transaction that could be subject to
Section 4069 or 4212(c) of ERISA.

      9.9 Mergers, Consolidations or Sales.  (a)  Neither the Borrower nor any
          --------------------------------
of its Subsidiaries shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except (i) for sales of Inventory in the ordinary course of its business and (ii) for sales or other dispositions of Equipment in the ordinary course of business,(iii) for sales or other transfers of Proprietary Rights as permitted by Sections 9.23 and Section 9.24, and (iv) transactions
                       -------------     ------------
where the Borrower or Subsidiary is the surviving entity as long as the conditions required for Permitted Acquisitions set forth in Section 9.19 have
                                                            ------------
been met.

      9.10 Distributions; Capital Change; Restricted Investments.  Neither the
           -----------------------------------------------------
Borrower nor any of its Subsidiaries shall (i) directly or indirectly declare or make, or incur any liability to make, any Distribution, except Distributions to the Borrower by its Subsidiaries, (ii) make any change in its capital structure which could have a Material Adverse Effect or (iii) make any Restricted Investment. Notwithstanding the foregoing, the Borrower may purchase Intellectual Property for cash, but may not incur any Debt in connection with any such purchase except for Permitted Debt in connection with Permitted Acquisitions.

      9.11 Transactions Affecting Collateral or Obligations. Neither the
           ------------------------------------------------
Borrower nor any of its Subsidiaries shall enter into any transaction which would be reasonably expected to have a Material Adverse Effect.

      9.12 Guaranties.  Neither the Borrower nor any of its Subsidiaries shall
           ----------
make, issue, or become liable on any Guaranty, except Guaranties of the Obligations in favor of the Agent and Guaranties incurred in connection with prior acquisitions and the Permitted Acquisitions.

      9.13 Debt.  Neither the Borrower nor any of its Subsidiaries shall
           ----
incur or maintain any Debt, other than: (a) the Obligations; (b) trade payables and contractual obligations to suppliers and customers incurred in the ordinary course of business; (c) other Debt existing on the Closing Date and reflected in the Financial Statements attached hereto as Exhibit C; (d) the Deutschebank
                                            ---------
Bridge Loan; (e) the High Yield Debt Offering, the terms and conditions of such High Yield Debt Offering to be acceptable in all respects to Agent and the Majority Lenders; (f) Permitted Debt; (g) Debt secured by Permitted Liens; (h) the Equity Offering; and (i) Debt incurred in connection with the acquisition or development of Proprietary Rights and product development not in the ordinary course of business as long as no Default or Event of Default has occurred or would result therefrom and as of the date of such proposed acquisition or development the average Availability during the prior 30-day period was at least $5,000,000.

      9.14 Prepayment.  Neither the Borrower nor any of its Subsidiaries shall
           ----------
voluntarily prepay any Debt for Borrowed Money, except the Obligations in accordance with the terms of this Agreement and as long as no Default has occurred, in an amount not in excess of $250,000 per year. Following a Default, no Borrower may prepay any Debt other than the Obligations.

      9.15 Transactions with Affiliates.  Except as set forth below, neither the
           ----------------------------
Borrower nor any of its Subsidiaries shall, sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate that is not a Borrower or Canadian Guarantor, or lend or advance money or property to any such Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any such Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any such Affiliate. Notwithstanding the foregoing: (i) the Borrower and its Subsidiaries may engage in transactions with Affiliates in the ordinary course of business consistent with past practices, in amounts and upon terms fully disclosed to the Agent and the Lenders, and no less favorable to the Borrower and its Subsidiaries than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate; (ii) ABT may acquire Joining Borrowers and Joining Guarantors as a result of Permitted Acquisitions; and
(iii) as long as no Default has occurred, ABT may advance up to (i) $500,000 prior to June 30, 1999 and (ii) $1,000,000 thereafter, in each instance in the aggregate to all of its Affiliates other than the Borrowers and the Canadian Guarantors.

      9.16 Investment Banking and Finder's Fees.  Neither the Borrower nor any
           ------------------------------------
of its Subsidiaries shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement. The Borrower shall defend and indemnify the Agent and the Lenders against and hold them harmless from all claims of any Person that the Borrower is obligated to pay for any such fees, and all costs and expenses (including without limitation, attorneys' fees) incurred by the Agent and/or any Lender in connection therewith.

      9.17 Business Conducted.  The Borrower shall not and shall not permit any
           ------------------
of its Subsidiaries to, engage directly or indirectly, in any line of business other than the current businesses and ancillary lines of business in which ABT and its Subsidiaries, taken as a whole, are engaged on the Closing Date.

      9.18 Liens.  Neither the Borrower nor any of its Subsidiaries shall
           -----
create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens.

      9.19 New Subsidiaries.  (a) The Borrower shall not, directly or
           ----------------
indirectly, organize, create, acquire or permit to exist any Subsidiary other than those listed on Schedule 8.5. Notwithstanding the foregoing, ABT may create
                     ------------
or acquire new Subsidiaries who shall become Joining Borrowers or Joining Guarantors after the Closing Date (each a "Permitted Acquisition") if all of the following conditions are met as of the date of the proposed acquisition:

           (i) the acquired Person is primarily in the same lines of business as the Borrowers and has its chief executive office in either the U.S. or Canada;

           (ii) the proposed acquisition is not the result of a "hostile takeover";

           (iii) no Default or Event of Default has occurred and is continuing at the time of the proposed acquisition or would result therefrom; and

           (iv) following the payment of the purchase price, including all costs incurred in connection with such acquisition, Availability will exceed $5,000,000.

          (b) Following the closing of a Permitted Acquisition: (i) the Joining Borrower will execute a form of Joinder Agreement, a copy of which is attached hereto as Exhibit "H", and will provide Agent with all information requested by
          -----------
Agent pertaining to such Joining Borrower's business and operations; (ii) the Joining Guarantors will execute the Canadian Loan Documents and will provide Agent with all information requested by Agent pertaining to such Joining Guarantor's business and operations. Once Agent has completed its audit of the Borrower's or the Canadian Guarantor's operations, if Agent, in its sole discretion, requires such an audit, a determination will be made regarding collateral eligibility with respect to such Joining Borrower or Joining Guarantor.

      9.20 Fiscal Year.  The Borrower shall not change its Fiscal Year without
           -----------
the Agent's prior consent.

      9.21 Debt Ratio.  ABT and its Subsidiaries on a consolidated basis will
           ----------
not permit the ratio of Debt to Stockholders' Equity to exceed 1.5 to 1.0 as determined on the last day of each calendar month during the term of this Agreement.

      9.22 Fixed Charge Coverage Ratio.  ABT and its Subsidiaries on a
           ---------------------------
consolidated basis will not permit the ratio of (a) EBITDA to (b) Fixed Charges to be less than the following ratios at the end of the following fiscal
      ---- ----
quarters:


               Period                        Ratio
               ------                        -----

     Fourth Fiscal Quarter ending
     June, 1998                            .90 to 1

     First Fiscal Quarter ending
     September, 1998                       1.60 to 1

     Year to date through the
     second Fiscal Quarter ending
     December, 1998                        1.15 to 1

     Year to date through the
     third Fiscal Quarter ending
     March, 1999                           1.50 to 1

     Four Fiscal Quarters ending
     June, 1999 and each four
     Fiscal Quarter period thereafter      1.50 to 1

      9.23 Partial Transfer of Intellectual Property.  As long as (i) no Default
           -----------------------------------------
or Event of Default has occurred or would result therefrom and (ii) as of the date of such proposed transfer, the average Availability during the prior 30-day period was at least $5,000,000, the Borrower may transfer for value any of its Intellectual Property to a third Person without the Agent's prior consent; provided, however, that any Proceeds resulting from such transfer (e.g. shares of stock, ownership interests, royalty payments, cash, etc.) shall be pledged to Agent and the Lenders.

      9.24 Total Transfer of Intellectual Property.  As long as no Default or
           ---------------------------------------
Event of Default has occurred or would result therefrom, the Borrowers may request the Agent and Lenders to release their Liens on all Intellectual Property, and the Agreement shall thereafter be amended to release such Liens. Upon the release of such Liens effective with such amendment to the Agreement, the Inventory Advance Rate shall be permanently reduced to fifty percent (50%).

      9.25 Use of Proceeds.  The Borrower shall not, and shall not suffer or
           ---------------
permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

      9.26 Further Assurances.  The Borrower shall execute and deliver, or cause
           ------------------
to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents.


                                  ARTICLE 10

                             CONDITIONS OF LENDING
                             ---------------------

      10.1 Conditions Precedent to Making of Loans on the Closing Date.  The
           -----------------------------------------------------------
obligation of the Lenders to make the initial Revolving Loans on the Closing Date, and the obligation of the Agent to cause to be issued or provide Credit Support for any Letter of Credit on the Closing Date and the obligation of the Lenders to participate in Letters of Credit issued on the Closing Date or in Credit Support for any Letters of Credit, are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender:

           (a) This Agreement and the other Loan Documents which are set forth on Exhibit "D" hereto have been executed by each party thereto and the Borrowers
   -----------
shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Borrowers before or on such Closing Date.

           (b) Upon making the Revolving Loans and provided for the issuance of Letters of Credit on the Closing Date (including such Revolving Loans made to finance all fees payable on the Closing Date, or otherwise pursuant to Section
                                                                       -------
4.7 as reimbursement for fees, costs and expenses then payable under this
---
Agreement) and with all its obligations current, the Borrowers would have excess Availability in an amount not less than ten percent (10%) of

Availability as of the Closing Date prior to taking into account the Revolving Loans made and the Letters of Credit issued on the Closing Date.

          (c) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as of the Closing Date as if made on such date.

          (d) No Default or Event of Default shall exist on the Closing Date, or would exist after giving effect to the Loans to be made on such date.

          (e) The Agent and the Lenders shall have received such opinions of counsel for ABT and its Subsidiaries as the Agent or any Lender shall request, each such opinion to be in a form, scope, and substance satisfactory to the Agent, the Lenders, and their respective counsel.

          (f)  The Agent shall have received:

               (i) acknowledgment copies of proper financing statements, duly filed on or before the Closing Date under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent's Lien; and

               (ii) duly executed UCC-3 Termination Statements and such other instruments, in form and substance satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens on the Property of ABT and its Subsidiaries except Permitted Liens.

          (g) The Borrowers shall have paid all fees and expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

          (h) The Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by this Agreement.

          (i) The Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Borrowers and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Inventory, Accounts, and Availability, and the results of such examination and audit shall have been satisfactory to the Agent and the Lenders in all respects.

          (j) All proceedings taken in connection with the execution of this Agreement, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent and the Lenders.

     The acceptance by the Borrowers of any Loans made on the Closing Date shall be deemed to be a representation and warranty made by each Borrower to the effect that all of the conditions precedent to the making of such Loans have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of the Borrower, dated the Closing Date, to such effect.

     Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this Section 10.1 have been fulfilled to the satisfaction of such
                  ------------
Lender and (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 10.1.
                                          ------------

      10.2 Conditions Precedent to Each Loan.  The obligation of the Lenders to
           ---------------------------------
make each Loan, including the initial Revolving Loans on the Closing Date, and the obligation of the Agent to take reasonable steps to cause to be issued or to provide Credit Support for any Letter of Credit and the obligation of the Lenders to participate in Letters of Credit or Credit Support for Letters of Credit, shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

           (a) the following statements shall be true, and the acceptance by the Borrowers of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i) and (ii), with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

               (i) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified by the Borrowers that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty; and

               (ii) No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default; and

          (b) without superseding the requirement set forth in Section 10.1(b),
                                                               ---------------
the amount of the Availability shall be sufficient to make such Revolving Loan without exceeding the Availability, provided, however, that the foregoing
                                    --------  -------
conditions precedent are not conditions to each Lender participating in or reimbursing BABC or the Agent for such Lenders' Pro Rata Share of any BABC Loan or Agent Advance as provided in Sections 2.2(h), (i) and (j).
                                ---------------  ---     ---


                                  ARTICLE 11

                               DEFAULT; REMEDIES
                               -----------------

      11.1 Events of Default.  It shall constitute an event of default ("Event
           -----------------
of Default") if any one or more of the following shall occur for any reason:

           (a) any failure to pay the principal of or interest or premium on any of the Obligations when due, whether upon demand or otherwise;

           (b)  unless specifically addressed in Section 11.1(d), any
                                                 ---------------
representation or warranty made or deemed made by any Borrower in this Agreement or by any Borrower, any Canadian Guarantor or any of the Subsidiaries in any of the other Loan Documents, any Financial Statement, or any certificate furnished by any Borrower, any Canadian Guarantor or any of the Subsidiaries at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

           (c) unless specifically addressed in Section 11.1(d), any default
                                                ---------------
shall occur in the observance or performance of any of the covenants and agreements contained in this Agreement, any other Loan Documents, or any other agreement entered into at any time to which any Borrower, any Canadian Guarantor or any Subsidiary and the Agent or any Lender are party, or if any such agreement or document shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of the Agent and the Majority Lenders) or become void or unenforceable, without the written consent of the Agent and the Majority Lenders;

          (d) (i) any failure to comply with any of the provisions of Sections
                                                                      --------
9.1, 9.3, 9.4, 9.5, 9.6, 9.7, 9.8, 9.12, 9.13, 9.14, 9.15, 9.16, and 9.17 of
---  ---  ---  ---  ---  ---  ---  ----  ----  ----  ----  ----      ----
this Agreement and the comparable provisions set forth in the Canadian Loan Documents, if such failure continues for more than thirty (30) days after the earlier to occur of (x) notice of such failure by Agent to any Borrower or Canadian Guarantor, or (y) any Borrower or Canadian Guarantor knows of such failure; and (ii) any failure to provide to Agent the Borrowing Base Certificate required under Section 6.7 if such failure continues for more than one (1)
               -----------
Business Day after its due date; and (iii) failure to provide to Agent the reports or Financial Statements required under Sections 6.7(b), (c) and (d) and
                                               ---------------  ---     ---
8.6 if such failure continues for more than two (2) Business Days after they are
---
due; provided, however, that no such grace periods shall apply, and an Event of
     --------  -------
Default shall exist immediately upon the occurrence of such failure, if such failure is not susceptible to cure during such grace period;

          (e) default shall occur with respect to any Debt For Borrowed Money (other than the Obligations) in an outstanding principal amount which exceeds $250,000, or under any agreement or instrument under or pursuant to which any such Debt For Borrowed Money may have been issued, created, assumed, or guaranteed by any Borrower or any of its Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt For Borrowed Money to accelerate, the maturity of any such Debt For Borrowed Money; or any such Debt For Borrowed Money shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

          (f) any Borrower, or any Canadian Guarantor, or any of the Subsidiaries shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

          (g) an involuntary petition or proposal shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of any Borrower, any Canadian Guarantor or any of the Subsidiaries or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and either (i) such petition, proposal, action or proceeding shall not have been dismissed within a period of sixty (60) days after its commencement or (ii) an order for relief against any Borrower, any Canadian Guarantor, or such Subsidiary shall have been entered in such proceeding;

          (h) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for ABT or any of its Subsidiaries or for all or any part of its property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any part of the property of ABT or any of its Subsidiaries;

          (i) ABT or any of its Subsidiaries shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

          (j) all or any material part of the property of any Borrower or Canadian Guarantor shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of such Borrower or such Subsidiary shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

          (k) any guaranty of the Obligations shall be terminated, revoked or declared void or invalid;

           (l) one or more final non-appealable judgments or orders for the payment of money aggregating in excess of $1,000,000, which amount shall not be fully covered by insurance, shall be rendered against ABT or any of its Subsidiaries, unless such judgment is satisfied within the time frame allowed by the court;

           (m) there occurs a Material Adverse Effect;

           (n) there is filed against ABT or any of its Subsidiaries any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (1) is not dismissed within one hundred twenty (120) days,(2) could reasonably be expected in the good faith opinion of Agent to result in the confiscation or forfeiture of any material portion of the Collateral, and (3) the suit remains pending thirty (30) days after notice by Agent to Borrower that it intends to declare an Event of Default as a result thereof;

           (o) for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent's Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

           (p) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multi-employer Plan or the PBGC in an aggregate amount in excess of $500,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $500,000; or (iii) any Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $500,000; or

           (q) there occurs a Change of Control.

      11.2 Remedies.  (a)  If a Default or an Event of Default exists, the Agent
           --------
may, in its discretion, and shall, at the direction of the Majority Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on any
Borrower: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts and/or Eligible Inventory used in computing the Availability, or reduce one or more of the other elements used in computing the Availability;
(ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to arrange for or provide Letters of Credit or Credit Support. If an Event of Default exists, the Agent shall, at the direction of the Majority Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on any Borrower or Canadian Guarantor: (a) terminate the Commitments and this Agreement; (b) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any
                             --------  -------
Event of Default described in Sections 11.1(f), 11.1(g), 11.1(h), or 11.1(i),
                              ----------------  -------  -------     -------
the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; and (c) pursue its other rights and remedies under the Loan Documents and applicable law.

          (b) If an Event of Default has occurred and is continuing: (i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on any Borrower's or Canadian Guarantor's premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or each Borrower or Canadian Guarantor shall, upon the Agent's demand, at the Borrower's or Canadian Guarantor's cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Borrower and Canadian Guarantor agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to such Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) Business Days prior to such action to the Borrower's address specified in or pursuant to Section 15.8. If any Collateral is sold on terms other than
                  ------------
payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to any Borrower or Canadian Guarantor. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Borrower irrevocably waives: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required; (b) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (c) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. Each Borrower agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license, without charge, and has the right to use such license in connection with, following the occurrence of an Event of Default that is continuing, each Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and each Borrower's rights under all licenses and all franchise agreements shall inure to the Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations in accordance with Section 4.8. The Agent will return any excess
                               -----------
to the Borrowers and the Borrowers shall remain jointly and severally liable for any deficiency .

           (c) If an Event of Default occurs, each Borrower hereby waives all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.


                                   ARTICLE 12

                              TERM AND TERMINATION
                              --------------------

      12.1 Term and Termination.  The term of this Agreement shall end on the
           --------------------
Stated Termination Date. The Agent upon direction from the Majority Lenders may terminate this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including, without limitation, all unpaid principal, accrued interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Borrowers shall immediately arrange for the cancellation of Letters of Credit then outstanding. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, each Borrower shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including, without limitation, the Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).


                                  ARTICLE 13

          AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS
          -----------------------------------------------------------

      13.1 No  Waivers Cumulative Remedies.  No failure by the Agent or any
           -------------------------------
Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among any Borrower and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will not operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then
only to the extent specifically stated.    No waiver by the Agent or the Lenders
on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by each Borrower of any provision of this Agreement. The Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

      13.2 Amendments and Waivers.  No amendment or waiver of any provision of
           ----------------------
this Agreement or any other Loan Document, and no consent with respect to any departure by any Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders) and the Borrowers and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or
                         --------  -------
consent shall, unless in writing and
signed by all the Lenders and the Borrowers and acknowledged by the Agent, do any of the following:

          (a) increase or extend the Commitment of any Lender;

          (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

          (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

          (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

          (e) increase the Inventory Advance Rate, Accounts Advance Rate, Dilution Percentage, the Excess Dilution Percentage, and the Maximum Inventory Loan;

          (f) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

          (g)  release Collateral other than as permitted by Section 14.11;
                                                             -------------

          (h)  change the definitions of "Majority Lenders" or "Required
Lenders".

and, provided further, that no amendment, waiver or consent shall, unless in
     -------- -------
writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

     13.3 Assignments; Participations.
          ---------------------------

          (a) Any Lender may, with the written consent of the Agent which consent is not to be unreasonably withheld, assign and delegate to one or more assignees (provided that no written consent of the Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans,
                       --------
the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $10,000,000 or if less the entire amount of such Lender's Commitment; provided, however, that the Borrowers and the Agent
                          --------  -------
may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrowers and the Agent an Assignment and Acceptance in the form of Exhibit "G" ("Assignment and Acceptance") [together with any Note or
        -----------   -------------------------
Notes subject to such assignment] and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,000.

          (b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit Support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and
(ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (d) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, the Borrowers shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and, if the assignor Lender has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.
                 --- -----

          (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Borrower (a "Participant") participating interests in any Loans, the Commitment of that
------------
Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the
                                              --------  -------
originating Lender's obligations under this Agreement shall remain unchanged,
(ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrowers and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating

Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

          (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR (S)203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     13.4 Joining Borrowers.  After the Closing Date, ABT may create or acquire
          -----------------
new Subsidiaries. Upon ABT's request, and subject to Agent's full satisfaction with the assets, the books and records, and the financial and business conditions of the newly created or acquired Subsidiary following Agent's appraisal and evaluation thereof, the new Subsidiary may, by executing a "Joinder Agreement" in the form attached hereto as Exhibit "H" and by providing
                                                   -----------
all of the information and documentation required pursuant to the Joinder Agreement, become a Borrower under this Agreement and shall thereafter have the rights and obligations of a Borrower under this Agreement and under the Loan Documents effective as of the date set forth in the Joinder Agreement.

                                   ARTICLE 14

                                   THE AGENT
                                   ---------

      14.1 Appointment and Authorization.  Each Lender hereby designates and
           -----------------------------
appoints BankAmerica Business Credit, Inc. as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article
                                                                        -------
14.  The provisions of this Article 14 are solely for the benefit of the Agent
--                          ----------
and the Lenders and the Borrowers shall have no rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including, without limitation, (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Availability, (b) the making of Agent Advances pursuant to Section 2.2(i), and
                                                           --------------
(c) the exercise of remedies pursuant to Section 11.2, and any action so taken
                                         ------------
or not taken shall be deemed consented to by the Lenders.

      14.2 Delegation of Duties.  The Agent may execute any of its duties under
           --------------------
this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

      14.3 Liability of Agent.  None of the Agent-Related Persons shall (i) be
           ------------------
liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower or any Subsidiary or Affiliate of any Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower or any of such Borrower's Subsidiaries or Affiliates.

      14.4 Reliance by Agent.  (a)  The Agent shall be entitled to rely, and
           -----------------
shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

          (b) For purposes of determining compliance with the conditions specified in Section 10.1, each Lender that has executed this Agreement shall be
             ------------
deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

     14.5 Notice of Default.  The Agent shall not be deemed to have knowledge or
          -----------------
notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with
Section 11; provided, however, that unless and until the Agent has received any
----------  --------  -------
such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

     14.6 Credit Decision.  Each Lender acknowledges that none of the Agent-
          ---------------
Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrowers and their Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Agent will provide to each Lender (a) any reports or other information which Borrower delivers to Agent in duplicate for distribution to Lenders, and (b) any other information delivered by Borrower to Agent but only if a Lender makes a reasonable request therefor. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of any of the Agent-Related Persons.

     14.7 Indemnification.  Whether or not the transactions contemplated hereby
          ---------------
are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), pro rata, from and
                                                            --- ----
against any and all Indemnified Liabilities as such term is defined in Section
                                                                       -------
15.11; provided, however, that no Lender shall be liable for the payment to the
-----  --------  -------
Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

     14.8 Agent in Individual Capacity.  BABC and its Affiliates may make loans
          ----------------------------
to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrowers and their Subsidiaries and Affiliates as though BABC were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BABC or its Affiliates may receive information regarding the Borrowers or their Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrowers or such Subsidiaries) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BABC shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include BABC in its individual capacity.

     14.9 Successor Agent.  The Agent may resign as Agent upon 30 days' notice
          ---------------
to the Lenders and the Borrowers. In the event BABC sells all of its Commitments and Revolving Loans as part of a sale, transfer or other disposition by BABC of substantially all of its loan portfolio, BABC shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder. If the Agent resigns under this Agreement, subject to the provision in the preceding sentence, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 14 shall inure to its benefit as to any actions taken or omitted to
     ----------
be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above. In the event BABC, or its Affiliates, do not have a Commitment equal to at least fifty percent (50%) of the Commitments and an Event of Default does not then exist, the Borrower may request that one of the other Lenders be designated as the agent in lieu of BABC and if the Lender is willing to serve as agent BABC will then resign as agent.

    14.10 Withholding Tax.  (a)  If any Lender is a "foreign corporation,
          ---------------
partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

               (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

               (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

               (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrowers to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrowers to such

Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form 1001 as no longer valid.

          (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

          (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

    14.11 Collateral Matters.
          ------------------

          (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent's Lien upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Loans and reimbursement obligations in respect of Letters of Credit and Credit Support, and the termination of all outstanding

Letters of Credit (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property being sold or disposed of if the selling Borrower certifies to the Agent that the sale or disposition is made in compliance with Section 9.9 (and the Agent may rely conclusively on any such
                -----------
certificate, without further inquiry); (iii) constituting property in which the Borrower owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to the Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of the Lenders; provided
                                                                      --------
that the Agent may, in its discretion, release the Agent's Liens (i) on Collateral valued in the aggregate not in excess of $1,000,000 during any one year period, and (ii) in the Proprietary Rights as provided in Section 9.23 and
                                                               ------------
9.24; in each instance without the prior written authorization of the Lenders.
----
Upon request by the Agent or any Borrower at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this Section 14.11.
                                              -------------

          (b) Upon receipt by the Agent of any authorization required pursuant to Section 14.11(a) from the Lenders of the Agent's authority to release any
   ----------------
Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days' prior written request by any Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; provided, however, that (i) the Agent shall not be required to
            --------  -------
execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrowers in respect of) all interests retained by the Borrower, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

          (c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by any Borrower or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

    14.12 Restrictions on Actions by Lenders; Sharing of Payments. (a)  Each of
          -------------------------------------------------------
the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to any Borrower or any accounts of any Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against any Borrower, including, without limitation, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

          (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of the Borrowers to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of
                                       --------  -------
such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

    14.13 Agency for Perfection.  Each Lender hereby appoints each other Lender
          ---------------------
as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

    14.14 Payments by Agent to Lenders.  All payments to be made by the Agent to
          ----------------------------
the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to:

          if to BABC:    BankAmerica Business Credit, Inc.
                         55 South Lake Avenue, Suite 900
                         Pasadena, California  91101
                         Attn:  Division Manager

          if to DFSC:    Deutsche Financial Services Corporation
                         3225 Cumberland Boulevard
                         Suite 700
                         Atlanta, Georgia  30339
                         Attn: Pam Petrick


or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans, or otherwise.

    14.15 Concerning the Collateral and the Related Loan Documents.  Each
          ---------------------------------------------------------
Lender authorizes and directs the Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the ratable benefit of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent, Majority Lenders or Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the

Collateral, and the exercise by the Agent, the Majority Lenders, or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

    14.16 Field Audit and Examination Reports; Disclaimer by Lenders.  By
          ----------------------------------------------------------
signing this Agreement, each Lender:

          (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by the Agent;

          (b) expressly agrees and acknowledges that neither BABC nor the Agent
(i) makes any representation or warranty as to the accuracy of any Report, or
(ii) shall be liable for any information contained in any Report;

          (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or other party performing any audit or examination will inspect only specific information regarding the Borrowers and will rely significantly upon the Borrowers' books and records, as well as on representations of the Borrowers' personnel;

          (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

          (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, without limitation Attorney Costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

    14.17 Relation Among Lenders.  The Lenders are not partners or co-venturers,
          ----------------------
and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender. The designation of any Lender as Administrative Agent shall infer no additional rights, except as provided in Section 15.7, or responsibilities on
                                            ------------
such Lender other than the rights and responsibilities it has as a Lender under the Agreement.

                                  ARTICLE 15

                                 MISCELLANEOUS
                                 -------------

     15.1 Cumulative Remedies; No Prior Recourse to Collateral. The enumeration
          ----------------------------------------------------
herein of the Agent's and each Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Agent and the Lenders may have under the UCC or other applicable law. The Agent and the Lenders shall have the right, in their sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Agent and the Lenders may, without limitation, proceed directly against the Borrower to collect the Obligations without any prior recourse to the Collateral. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     15.2 Severability.  The illegality or unenforceability of any provision of
          ------------
this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     15.3 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.
          ---------------------------------------------------------------------
(a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF

LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN
ARTICLE 9 OF THE UCC) OF THE STATE OF NEW YORK; PROVIDED THAT THE BORROWERS, THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA FOR ORANGE COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, THE AGENT AND EACH OF THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS, THE AGENT AND EACH OF THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM
                                                                          -----
NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION
--------------
OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWERS OR THEIR PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

          (c) EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH BORROWER AT ITS ADDRESS SET FORTH IN SECTION 15.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE
                     ------------
COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

     15.4 WAIVER OF JURY TRIAL.  SUBJECT TO THE PROVISIONS OF SECTION 15.3(d),
          --------------------                                ---------------
THE BORROWERS, THE LENDERS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY

OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWERS, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     15.5 Survival of Representations and Warranties.  All of each Borrower's
          ------------------------------------------
representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

     15.6 Other Security and Guaranties.  The Agent, may, without notice or
          -----------------------------
demand and without affecting any Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

     15.7 Fees and Expenses.  Each Borrower agrees to pay to the Agent, for its
          -----------------
benefit, on demand, all costs and expenses that Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including, without limitation: (a) Attorney Costs; (b) costs and expenses (including attorneys' and paralegals' fees and disbursements which shall include the allocated costs of Agent's in-house counsel fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance;
(d) taxes, fees and other charges for filing financing
statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of any Borrower under the Loan Documents that such Borrower fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including, without limitation, travel, lodging, and meals for inspections of the Collateral and the Borrowers' operations by the Agent plus the Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $600 per day (or portion thereof) for each agent or employee of the Agent with respect to each field examination or audit); (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes; (h) costs and expenses of preserving and protecting the Collateral; and (i) costs and expenses (including attorneys' and paralegals' fees and disbursements which shall include the allocated cost of Agent's in-house counsel fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. In addition to the foregoing, all attorney fees (including the allocated cost of in-house counsel) of Administrative Agent with respect to this Agreement are payable by Borrower following an Event of Default and such fees may be charged to the Loan Account. All of the foregoing costs and expenses shall be charged to the Borrowers' Loan Account as Revolving Loans as described in Section 4.7.
   -----------

      15.8 Notices.  Except as otherwise provided herein, all notices, demands
           -------
and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

If to the Agent or to BABC:

     BankAmerica Business Credit, Inc.
     55 South Lake Avenue, Suite 900
     Pasadena, California  91101
     Attention:  Ms. Joyce White
     Telecopy No.:  (626) 578-6069

     with copies to:

     Bank of America NT & SA
     10124 Old Grove Road
     San Diego, California  92131
     Attention: Legal Department
     Telecopy No. (619) 549-7518

If to Deutsche Financial Services Corporation
     3225 Cumberland Boulevard, Suite 700
     Atlanta, Georgia  30339
     Attention:  Pam Petrick
     Telecopy:  (770) 933-2993

If to the Borrower:

     AgriBioTech, Inc.
     120 Corporate Park Drive
     Henderson, Nevada
     Attention:_______________
     Telecopy:  (702) 566-2450

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

      15.9 Waiver of Notices.  Unless otherwise expressly provided herein, each
           -----------------
Borrower waives presentment, protest and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrowers which the Agent or any Lender may elect to give shall entitle the Borrowers to any or further notice or demand in the same, similar or other circumstances.

      15.10 Binding Effect.  The provisions of this Agreement shall be binding
           --------------
upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be
                               --------  -------
assigned by any Borrower without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

      15.11 Indemnity of the Agent and the Lenders by the Borrower.
            ------------------------------------------------------

          (a) Each Borrower agrees to defend, indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person")
                                                            ------------------
harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities");
                                               -----------------------
provided, that the Borrower shall have no obligation hereunder to any
--------
Indemnified Person with respect to Indemnified Liabilities resulting solely from the willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

          (b) Each Borrower agrees to indemnify, defend and hold harmless the Agent and the Lenders from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to such Borrower's operations, business or property. This indemnity will apply whether the hazardous substance is on, under or about the Borrower's property or operations or property leased to the Borrower. The indemnity includes but is not limited to attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). The indemnity extends to the Agent and the Lenders, their parents, affiliates, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including without limitation petroleum or natural gas. This indemnity will survive repayment of all other Obligations.

    15.12  Limitation of Liability.  No claim may be made by any Borrower, any
           -----------------------
Canadian Guarantor, any Lender or other Person against the Agent, any Lender, or the affiliates, directors, officers, officers, employees, or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Loan Document, or any act, omission or event occurring in connection therewith, and each Borrower and each Lender hereby waive, release and agree not to sue upon any claim for such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

    15.13 Final Agreement.  This Agreement and the other Loan Documents are
          ---------------
intended by the Borrowers, the Canadian Guarantors, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrowers and a duly authorized officer of each of the Agent and the requisite Lenders.

      15.14 Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts, and by the Agent, each Lender and each Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

      15.15 Captions.  The captions contained in this Agreement are for
            --------
convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

      15.16 Right of Setoff.  In addition to any rights and remedies of the
            ---------------
Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to any Borrower, any such notice being waived by each Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of any Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrowers and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to
                                         --------  -------
give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE BORROWERS HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

      15.17 Joint and Several Liability.  The Borrowers shall be liable for all
            ---------------------------
amounts due to the Agent and/or any Lender under this Agreement, regardless of which Borrower actually receives Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which the Agent and/or such Lender accounts for such Loans or other extensions of credit on its books and records. Each Borrower's Obligations with respect to Loans made to it, and each Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder, with respect to Loans made to the other Borrowers hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of each Borrower.

          Each Borrower's Obligations arising as a result of the joint and several liability of the Borrower hereunder with respect to Loans or other extensions of credit made to the other Borrowers hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrowers or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrowers, (ii) the absence of any attempt to collect the Obligations from the other Borrowers, any other guarantor, or any other security therefor, or the absence of any other action to enforce the same,
(iii) the waiver, consent, extension, forbearance or granting of any indulgence by the Agent and/or any Lender with respect to any provision of any instrument evidencing the Obligations of the other Borrowers, or any part thereof, or any other agreement now or hereafter executed by the other Borrowers and delivered to the Agent and/or any Lender, (iv) the failure by the Agent and/or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of the other Borrowers, (v) the Agent's and/or any Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by the other Borrowers, as debtors-in-possession under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of the Agent's and/or any Lender's claim(s) for the repayment of the Obligations of the other Borrowers under Section 502 of the Bankruptcy Code, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of the other Borrowers. With respect to each Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans or other extensions of credit made to any of the other Borrower hereunder, each Borrower waives, until the Obligations shall have been paid in full and the Loan Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Agent and/or any Lender now has or may hereafter have against such Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Agent and/or any Lender to secure payment of the Obligations or any other liability of the Borrowers to the Agent and/or any Lender.

          Upon any Event of Default, the Agent may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that the Agent shall be under no obligation to marshal any assets in favor of such Borrower or against or in payment of any or all of the Obligations.

    15.18 Contribution and Indemnification among the Borrowers. Each Borrower is
          ----------------------------------------------------
obligated to repay the Obligations as joint and several obligors under this Agreement. To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an "Accommodation Payment"), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower's "Allocable Amount" (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the "Allocable Amount" of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (i) rendering such Borrower "insolvent" within the meaning of Section 101(31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (the "UFTA"), or Section 2 of the Uniform Fraudulent Conveyance Act (the "UFCA"), (ii) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code,
Section 4 of the UFTA, or Section 5 of the UFCA, or (iii) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification and reimbursement under this Section shall be subordinate in right of payment to the prior payment in full of the Obligations. The provisions of this Section shall, to the extent expressly inconsistent with any provision in any Loan Document, supersede such inconsistent provision.

    15.19 Agency of ABT for each other Borrower.  Each of the other Borrowers
          -------------------------------------
appoints ABT as its agent for all purposes relevant to this Agreement, including (without limitation) the giving and receipt of notices and the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all of the Borrowers acting singly, shall be valid and effective if given or taken only by ABT, whether or not any of the other Borrowers joins therein.



             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                              "BORROWERS"

                              AGRIBIOTECH, INC.


                              By:/s/ Henry A. Ingalls
                                 --------------------------------
                              Name:      Henry A. Ingalls
                              Title:     Vice President

                              ARNOLD-THOMAS SEED SERVICE, INC.


                              By:/s/ Henry A. Ingalls
                                 --------------------------------
                              Name:      Henry A. Ingalls
                              Title:     Vice President

                              CLARK SEEDS, INC.


                              By:/s/ Henry A. Ingalls
                                 --------------------------------
                              Name:      Henry A. Ingalls
                              Title:     Vice President

                              DISCOUNT FARM CENTER, INC.


                              By:/s/ Henry A. Ingalls
                                 --------------------------------
                              Name:      Henry A. Ingalls
                              Title:     Vice President

                              E.F. BURLINGHAM & SONS


                              By:/s/ Henry A. Ingalls
                                 --------------------------------
                              Name:      Henry A. Ingalls
                              Title:     Vice President

                              GERMAIN'S SEEDS, INC.


                              By: /s/ Henry A. Ingalls
                                 --------------------------------
                              Name:      Henry A. Ingalls
                              Title:     Vice President

                              GREEN SCA CORP.


                              By:/s/ Henry A. Ingalls
                                 --------------------------------
                              Name:      Henry A. Ingalls
                              Title:     Vice President

                              G.W. BURLINGHAM'S, INC.


                              By:/s/ Henry A. Ingalls
                                 --------------------------------
                              Name:      Henry A. Ingalls
                              Title:     Vice President

                              HALSEY SEED COMPANY


                              By:/s/ Henry A. Ingalls
                                 --------------------------------
                              Name:      Henry A. Ingalls
                              Title:     Vice President

                              KINDER SEED, INC.


                              By:/s/ Henry A. Ingalls
                                 --------------------------------
                              Name:      Henry A. Ingalls
                              Title:     Vice President

                              LACROSSE SEED COMPANY, INC.


                              By:/s/ Henry A. Ingalls
                                 --------------------------------
                              Name:      Henry A. Ingalls
                              Title:     Vice President

                              LAS VEGAS FERTILIZER CO., INC.


                              By:/s/ Henry A. Ingalls
                                 --------------------------------
                              Name:      Henry A. Ingalls
                              Title:     Vice President

                              LOFTS SEED COMPANY, INC.


                              By:/s/ Henry A. Ingalls
                                 --------------------------------
                              Name:      Henry A. Ingalls
                              Title:     Vice President

                              THE OHIO SEED COMPANY


                              By:/s/ Henry A. Ingalls
                                 --------------------------------
                              Name:      Henry A. Ingalls
                              Title:     Vice President

                              OLSEN-FENNELL SEEDS, INC.


                              By:/s/ Henry A. Ingalls
                                 --------------------------------
                              Name:      Henry A. Ingalls
                              Title:     Vice President

                              PETERSON EXPORTS, INC.


                              By:/s/ Henry A. Ingalls
                                 --------------------------------
                              Name:      Henry A. Ingalls
                              Title:     Vice President

                              PETERSON SEED COMPANY, INC.


                              By:/s/ Henry A. Ingalls
                                 --------------------------------
                              Name:      Henry A. Ingalls
                              Title:     Vice President

                              PREMIUM SEED COMPANY, INC.


                              By:/s/ Henry A. Ingalls
                                 --------------------------------
                              Name:      Henry A. Ingalls
                              Title:     Vice President

                              SCOTT SEED COMPANY


                              By:/s/ Henry A. Ingalls
                                 --------------------------------
                              Name:      Henry A. Ingalls
                              Title:     Vice President

                              SEED CORPORATION OF AMERICA


                              By:/s/ Henry A. Ingalls
                                 --------------------------------
                              Name:      Henry A. Ingalls
                              Title:     Vice President

                              SEED RESOURCE, INC.


                              By:/s/ Henry A. Ingalls
                                 --------------------------------
                              Name:      Henry A. Ingalls
                              Title:     Vice President

                              SEXAUER SEED CO.


                              By:/s/ Henry A. Ingalls
                                 --------------------------------
                              Name:      Henry A. Ingalls
                              Title:     Vice President

                              WILBER'S SEED, INC.


                              By:/s/ Henry A. Ingalls
                                 --------------------------------
                              Name:      Henry A. Ingalls
                              Title:     Vice President

                              W-L RESEARCH, INC.


                              By:/s/ Henry A. Ingalls
                                 --------------------------------
                              Name:      Henry A. Ingalls
                              Title:     Vice President

                              ZAJAC PERFORMANCE SEEDS, INC.


                              By:/s/ Henry A. Ingalls
                                 --------------------------------
                              Name:      Henry A. Ingalls
                              Title:     Vice President

                              ZAJAC PERFORMANCE SEEDS OREGON, LLC


                              By:/s/ Henry A. Ingalls
                                 --------------------------------
                              Name:      Henry A. Ingalls
                              Title:     Vice President

                              GREEN SEED COMPANY LIMITED
                              PARTNERSHIP

                              By:   GREEN SCA CORP.


                                    By:/s/ Henry A. Ingalls
                                       ----------------------------
                                    Name:     Henry A. Ingalls
                                    Title:    Vice President


                              "AGENT"

                              BANKAMERICA BUSINESS CREDIT, INC., as the Agent


                              By:/s/ Victor Alfirevic
                                 --------------------
                              Name:      Victor Alfirevic
                              Title:     Vice President

                              "ADMINISTRATIVE AGENT"

                              DEUTSCHE FINANCIAL SERVICES CORPORATION



                              By: /s/ Andrew Hettinger
                                 ---------------------
                              Name:      Andrew Hettinger
                              Title:     Senior Vice President



                              "LENDERS"

Commitment:  $75,000,000      BANKAMERICA BUSINESS CREDIT, INC., as a Lender


                              By:/s/ Victor Alfirevic
                                 --------------------------------
                              Name:      Victor Alfirevic
                              Title:     Vice President



Commitment:  $25,000,000      DEUTSCHE FINANCIAL SERVICES
                              CORPORATION


                              By:/s/ Andrew Hettinger
                                 --------------------
                              Name:  Andrew Hettinger
                              Title:  Senior Vice President